As filed with the Securities and Exchange Commission on November 6, 1998
                                                      Registration No. 333-49843
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 POST-EFFECTIVE
                                 AMENDMENT NO. 3
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                             SIEBERT FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)


          New York                             6211                              11-1796714
(State or other jurisdiction of      (Primary Standard Industrial     (I.R.S. Employer Identification
incorporation or organization)        Classification Code Number)                 Number)

                          885 Third Avenue, Suite 1720
                            New York, New York 10022
                                 (212) 644-2400
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                                                             Copy to:
                  Muriel F. Siebert                                     Sarah Hewitt, Esq.
                Siebert Financial Corp.                    Brown Raysman Millstein Felder & Steiner, LLP
             885 Third Avenue, Suite 1720                              120 West 45th Street
               New York, New York  10022                             New York, New York  10036
                    (212) 644-2400                                        (212) 944-1515
(Name, address, including zip code, and telephone number,
      including area code, of agent for service)


  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable following the effective date of this Registration Statement and the effective date of the offering described herein.


  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______
  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______
  If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ] ______

                              -------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS

                             SIEBERT FINANCIAL CORP.

                                 Rights Offering

                        1,100,000 Shares of Common Stock
                                 $7.50 per share


Siebert Financial Corp.
885 Third Avenue, Suite 1720
New York, New York 10022

We are a retail discount brokerage and municipal and corporate investment banking firm operating through our wholly owned subsidiary, Muriel Siebert & Co., Inc.

IF YOU WERE A SHAREHOLDER OF THE COMPANY ON JULY 29, 1998, YOU HAVE BEEN GRANTED A TRANSFERABLE RIGHT (A "RIGHT") TO PURCHASE ADDITIONAL SHARES OF COMMON STOCK FOR A SUBSCRIPTION PRICE OF $7.50 PER SHARE.

THE  OFFERING:
----------------------------------------------------------
                    Per Share           Total
----------------------------------------------------------

Price to
Shareholders:         $7.50          $8,250,000

Proceeds to
Siebert*:             $7.50          $8,250,000

----------------------------------------------------------
*BEFORE DEDUCTING ESTIMATED OFFERING EXPENSES OF $235,000.

Certain terms of the Offering:

o You (or anyone to whom you transfer your Rights) may purchase one share of Common Stock for each share of Common Stock held by you on July 29, 1998.

o In addition, if you purchase as many new shares of Common Stock in this offering as you held on July 29, 1998 and other shareholders do not purchase all of the shares that they are entitled to purchase, you will have the right to purchase the shares of Common Stock that the other shareholders elected not to purchase, subject to the limitations described under the heading "The Rights Offering."

o Once you have exercised your Right to purchase shares of Common Stock in this offering, you may revoke your exercise only under the conditions described under the heading "The Rights Offering."

o Your Right to purchase shares of Common Stock in this offering commenced on July 31, 1998 and, as extended as of the date of this Prospectus, expires on December 15, 1998.

INVESTING IN THE COMMON STOCK INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 9.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


          ------------------------------------------------------------
                  Closing sale price of the Common Stock in the
                   Nasdaq SmallCap Market on November 4, 1998:
                                $6.875 per share
          ------------------------------------------------------------

                   Trading Symbols in Nasdaq SmallCap Market:
                               Common Stock: SIEB
                     Rights Offered in this Offering: SIEBR

                The date of this Prospectus is November 6, 1998.

PROSPECTIVE INVESTORS MAY RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. NEITHER THE COMPANY NOR SIEBERT HAS AUTHORIZED ANYONE TO PROVIDE PROSPECTIVE INVESTORS WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF THE DELIVERY OF THIS PROSPECTUS OR ANY SALE OF THESE SECURITIES.

NO ACTION IS BEING TAKEN IN ANY JURISDICTION OUTSIDE THE UNITED STATES TO PERMIT A PUBLIC OFFERING OF THE RIGHTS OR THE COMMON STOCK OR POSSESSION OR DISTRIBUTION OF THIS PROSPECTUS IN ANY SUCH JURISDICTION. PERSONS WHO COME INTO POSSESSION OF THIS PROSPECTUS IN JURISDICTIONS OUTSIDE THE UNITED STATES AND CANADA ARE REQUIRED TO INFORM THEMSELVES ABOUT AND TO OBSERVE ANY RESTRICTIONS AS TO THIS OFFERING AND THE DISTRIBUTION OF THIS PROSPECTUS APPLICABLE IN THAT JURISDICTION.


                              AVAILABLE INFORMATION

         The Company files annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information on file at the Commission's public reference room in Washington, D.C. You can request copies of those documents, upon payment of a duplicating fee, by writing to the Securities and Exchange Commission (the "Commission"). You can also inspect and copy these reports, statements and other information at the offices of The Nasdaq Stock Market, Inc. at 1735 K Street, N.W., Washington, D.C. 20006-1506 where the Common Stock is traded.

         The Company has filed a Registration Statement on Form S-1 with the Commission. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information included in the Registration Statement. Certain information is omitted and you should refer to the Registration Statement and its exhibits. With respect to references made in this Prospectus to any contract or other document of the Company, such references are not necessarily complete and you should refer to the exhibits attached to the Registration Statement for copies of the actual contract or document. You may review a copy of the Registration Statement at the Commission's public reference room in Washington, D.C. and at the Commission's regional offices in Chicago, Illinois and New York, New York. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. The Company's filings and the Registration Statement can also be reviewed by accessing the Commission's Internet site at http://www.sec.gov.

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                               PROSPECTUS SUMMARY

         THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. THIS SUMMARY IS NOT COMPLETE AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER BEFORE EXERCISING THE RIGHTS AND INVESTING IN THE COMMON STOCK. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE FINANCIAL STATEMENTS AND RELATED NOTES APPEARING ELSEWHERE IN THIS PROSPECTUS OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. THE FINANCIAL AND OTHER INFORMATION ABOUT SIEBERT FINANCIAL CORP. CONTAINED IN THIS SUMMARY HAS BEEN ADJUSTED TO GIVE EFFECT TO THE 4 FOR 1 STOCK SPLIT EFFECTIVE APRIL 7, 1998. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY FROM THOSE INDICATED BY SUCH FORWARD-LOOKING STATEMENTS. SOME OF THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED BY THE
FORWARD-LOOKING STATEMENTS IN THIS PROSPECTUS ARE SET FORTH UNDER THE HEADING "RISK FACTORS."

                                   THE COMPANY

         Siebert Financial Corp. (the "Company"), through its wholly owned subsidiary, Muriel Siebert & Co., Inc. ("Siebert"), is a retail discount brokerage and municipal and corporate investment banking firm operating through 14 offices throughout the country. Siebert provides services to its customers through two main divisions. Through its Retail division, Siebert provides discount brokerage and related services to its retail investor accounts. Through its Capital Markets division, Siebert offers institutional clients equity execution services on an agency basis as well as equity, fixed income and municipal underwriting and investment banking services. In addition, this division participates in the secondary markets for Municipal and U.S. Treasury securities and also trades listed closed end bond funds and certain other securities for its own account. This proprietary trading business is segregated from that of the agency business executed on behalf of institutional clients.

         The Company has acquired accounts from other discount brokerage firms and, from time to time, has considered acquisitions of other discount brokerage firms or their accounts. The Company has signed a letter of intent to purchase the retail customer accounts of Donald K. Cowles and of Cowles, Sabol & Co., Inc. of Encino, California. Although the Company intends to pursue acquisition opportunities, there can be no assurance that the Company will be able to successfully consummate this or any other acquisitions in the future.


         The Company was ranked third among discount brokerage firms in the July 1998 issue of SMART MONEY MAGAZINE in part based upon "a huge advance in its responsiveness and solid gains in on-line trading, mutual funds and breadth of products." In addition, unlike many discount brokerage firms, the firm offers a wide variety of underwriting and investment banking services. Such services, offered through its Capital Markets division, include acting as senior manager, co-manager or otherwise participating in the underwriting or sales syndicates of municipal, corporate debt and equity, government agency and mortgage/asset backed securities issues.


         Muriel F. Siebert, the first woman member of the New York Stock Exchange, is the Chair and President of the Company and owns approximately 96% of the outstanding Common Stock of the Company. The Company believes that it is the largest Woman-Owned Business Enterprise ("WBE") that is a New York Exchange member in the capital markets business in the country and the largest


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Minority and Women's Business Enterprise ("MWBE") in the tax exempt underwriting business in the country through its affiliate, Siebert, Brandford, Shank & Co., L.L.C.


         The Company was incorporated on April 9, 1934 under the laws of the State of New York. Siebert was incorporated on June 13, 1969 under the laws of the State of Delaware. The principal executive offices of the Company and Siebert are located at 885 Third Avenue, 17th Floor, New York, New York 10022 and their telephone number is (212) 644-2400.

                               THE RIGHTS OFFERING


Rights......................................Each person who was a shareholder of the  Company  on July  29,  1998 has
                                            been granted a transferable Right to
                                            purchase  one share of Common  Stock
                                            for each share of Common  Stock held
                                            by  that  shareholder  on  July  29,
                                            1998.    The   Company's    majority
                                            shareholder,  Chair  and  President,
                                            Muriel F.  Siebert,  has  waived her
                                            right   to   participate   in   this
                                            offering   in  order  to   encourage
                                            increased  public  ownership  of the
                                            Common  Stock.  Up to  approximately
                                            1,100,000  shares  of  Common  Stock
                                            will be sold  upon  exercise  of the
                                            Rights offered in this offering. For
                                            more  information  about the  Rights
                                            offered in this  offering,  see "THE
                                            RIGHTS OFFERING -- The Rights."

Subscription Price..........................The  holder  of a Right  offered  in this offering may purchase shares of
                                            Common Stock at a subscription price
                                            of $7.50 per share, payable in cash.
                                            This  price has been  determined  by
                                            the  Board  of   Directors   of  the
                                            Company  based  upon an  opinion  of
                                            Advest, Inc., its financial adviser,
                                            and  represents  a  discount  to the
                                            market  price of the Common Stock on
                                            July  31,  1998,  the  date on which
                                            this  offering  commenced.  See "THE
                                            RIGHTS   OFFERING  --   Subscription
                                            Price" and  "--Opinion  of Financial
                                            Adviser."


Rights Ticker Symbol .......................SIEBR

Record Date.................................Wednesday, July 29, 1998


Extended Expiration Date....................Tuesday,  December 15, 1998, at 5:00
                                            p.m., New York City time.

Basic Subscription Privilege................Each Right will be  exercisable  for one share of Common Stock.  See "THE
                                            RIGHTS   OFFERING  --   Subscription
                                            Privileges  --  Basic   Subscription
                                            Privilege."

Oversubscription
Privilege...................................In  addition,  each person who was a shareholder  of the  Company on July
                                            29, 1998 and who fully exercises all
                                            Rights  distributed  to such  person
                                            will be entitled to purchase, at the
                                            Subscription Price, shares of Common
                                            Stock   that   are   not   otherwise
                                            purchased pursuant to the


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                                            exercise   of  Rights,   subject  to
                                            proration   by  the  Company   under
                                            certain circumstances. If the number
                                            of  shares   of  Common   Stock  not
                                            purchased  by the other  holders  of
                                            Rights upon exercise of their Rights
                                            under   the    Basic    Subscription
                                            Privilege is insufficient to satisfy
                                            all  subscriptions  pursuant to this
                                            Oversubscription    Privilege,   the
                                            shares         available         for
                                            oversubscription  will be  allocated
                                            pro rata (subject to the elimination
                                            of  fractional  shares)  among those
                                            holders  of Rights  exercising  this
                                            Oversubscription     Privilege    in
                                            proportion  to the  number of shares
                                            requested  by them  pursuant to this
                                            Oversubscription Privilege. See "THE
                                            RIGHTS   OFFERING  --   Subscription
                                            Privileges    --    Oversubscription
                                            Privilege."

Transferability of Rights...................The   Rights   are    evidenced   by
                                            subscription            certificates
                                            ("Subscription  Certificates").  The
                                            Rights  are  transferable  and  have
                                            traded, and are expected to continue
                                            to  trade,  on the  Nasdaq  SmallCap
                                            Market  and in the  over-the-counter
                                            market  until the close of  business
                                            on the last trading day prior to the
                                            Extended  Expiration Date. There can
                                            be no  assurance,  however,  that  a
                                            market for the Rights will  continue
                                            or as to the  prices  at  which  the
                                            Rights will  trade.  See "THE RIGHTS
                                            OFFERING -- Listing and Trading."

                                            The Subscription Agent will endeavor
                                            to sell Rights at the request of any
                                            holder     who     has     delivered
                                            Subscription Certificates,  together
                                            with properly executed  instructions
                                            for sale, to the Subscription  Agent
                                            by 11:00  a.m.,  New York City time,
                                            on Monday,  December 14,  1998.  Any
                                            brokerage   commission,   taxes  and
                                            other  direct  expenses of sale must
                                            be   paid   by   the   holder.   The
                                            Subscription  Agent  may not be able
                                            to sell any Rights and the prices at
                                            which the Subscription  Agent may be
                                            able to sell the  Rights  may  vary.
                                            See "THE  RIGHTS  OFFERING -- Method
                                            of Transferring Rights."

                                            The   right   to    subscribe    for
                                            additional  shares of  Common  Stock
                                            pursuant  to  the   Oversubscription
                                            Privilege is not transferable.

Procedure for Exercising Rights.............Rights may be  exercised by properly
                                            completing     the      Subscription
                                            Certificate  and  forwarding  it (or
                                            following  the  Guaranteed  Delivery
                                            Procedures    described    in   this
                                            Prospectus),  together  with payment
                                            of the  Subscription  Price  for the
                                            underlying  shares of  Common  Stock
                                            being purchased, to the Subscription
                                            Agent on or  prior  to the  Extended
                                            Expiration Date. If the mail is used
                                            to       forward        Subscription
                                            Certificates, it is recommended that
                                            insured,  registered  mail be  used.
                                            See "THE RIGHTS OFFERING -- Exercise
                                            of Rights."


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                                       5
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Revocation .................................Any   holder  of  Rights   that  has
                                            exercised  the  Basic   Subscription
                                            Privilege  or,  if  applicable,  the
                                            Oversubscription Privilege, prior to
                                            5:00 p.m.  on  Friday,  November  6,
                                            1998 may  revoke  either  or both of
                                            such exercises prior to the Extended
                                            Expiration   Date.   To   revoke  an
                                            exercise,  the  holder  must  send a
                                            written  notice of revocation to the
                                            Subscription Agent (by mail, courier
                                            or  facsimile  transmission)  at its
                                            address  set forth  below  under the
                                            heading  "THE  RIGHTS   OFFERING  --
                                            Exercise   of    Rights."    For   a
                                            revocation  to  be  effective,   the
                                            notice   of   revocation   must   be
                                            received by the  Subscription  Agent
                                            prior  to  the  Extended  Expiration
                                            Date. A notice of  revocation  must:
                                            (1)  specify  the name of the person
                                            who has  exercised  the Right  being
                                            revoked,     (2)     identify    the
                                            Subscription    Certificate(s)   for
                                            which an exercise  is being  revoked
                                            (including the certificate number(s)
                                            and the  number  of shares of Common
                                            Stock  for which  such  Subscription
                                            Certificate(s) may be exercised) and
                                            (3) be signed  by the  holder in the
                                            same   manner   as   the    original
                                            signature   on   the    Subscription
                                            Certificate(s)  previously  tendered
                                            (including  any  required  signature
                                            guarantees). All questions as to the
                                            validity,   form   and   eligibility
                                            (including time of receipt  thereof)
                                            of such notices  will be  determined
                                            by   the   Company   in   its   sole
                                            discretion,    which   determination
                                            shall be final  and  binding  on all
                                            parties.       Any      Subscription
                                            Certificate  for  which a  right  of
                                            exercise  has been  revoked  will be
                                            deemed  not  to  have  been  validly
                                            tendered   for   purposes   of  this
                                            offering  and no  shares  of  Common
                                            Stock  will be issued  with  respect
                                            thereto  unless  such   Subscription
                                            Certificate  is validly  retendered.
                                            Properly    revoked     Subscription
                                            Certificates  may be  retendered  by
                                            following the  procedures  described
                                            in this Prospectus under "THE RIGHTS
                                            OFFERING  -  Exercise  of Rights" at
                                            any  time  prior  to  the   Extended
                                            Expiration  Date. NO EXERCISE OF THE
                                            BASIC SUBSCRIPTION PRIVILEGE AND, IF
                                            APPLICABLE,   THE   OVERSUBSCRIPTION
                                            PRIVILEGE AFTER FRIDAY,  NOVEMBER 6,
                                            1998 MAY BE REVOKED.

Procedure for Exercising Rights by
 Foreign Shareholders.......................Subscription  Certificates  will not be mailed to Holders whose addresses
                                            are  outside  the United  States but
                                            will  be  held  by the  Subscription
                                            Agent for their account. To exercise
                                            such   Rights,   such  Holders  must
                                            notify the Subscription  Agent on or
                                            prior to 11:00  a.m.,  New York City
                                            time, on Monday,  December 14, 1998,
                                            at which  time  (if no  instructions
                                            have  been   received)   the  Rights
                                            represented thereby will be sold, if
                                            feasible,  and the net proceeds,  if
                                            any,  remitted to such Holders.  See
                                            "THE RIGHTS  OFFERING -- Foreign and
                                            Certain Other Shareholders."


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Persons Holding Shares, or Wishing to
  Exercise Rights, Through Others...........Persons  holding  shares  of  Common
                                            Stock  and   receiving   the  Rights
                                            distributable  with respect  thereto
                                            through a broker, dealer, commercial
                                            bank,   trust   company   or   other
                                            nominee,  as well as persons holding
                                            certificates  representing shares of
                                            Common  Stock  personally  who would
                                            prefer  to  have  such  institutions
                                            effect transactions  relating to the
                                            Rights  on  their   behalf,   should
                                            contact the appropriate  institution
                                            or nominee  and request it to effect
                                            the  transaction  for them. See "THE
                                            RIGHTS   OFFERING   --  Exercise  of
                                            Rights."


Issuance of Common Stock....................Certificates  representing shares of
                                            Common Stock  purchased  pursuant to
                                            the  Basic  Subscription   Privilege
                                            will be delivered to  subscribers as
                                            soon  as   practicable   after   the
                                            Extended       Expiration      Date.
                                            Certificates  representing shares of
                                            Common Stock  purchased  pursuant to
                                            the Oversubscription  Privilege will
                                            be delivered to  subscribers as soon
                                            as  practicable  after the  Extended
                                            Expiration   Date  and   after   all
                                            prorations  have been effected.  See
                                            "THE RIGHTS OFFERING -- Subscription
                                            Privileges."

Use of Proceeds.............................The net  proceeds  from  the sale of
                                            Common  Stock upon  exercise  of the
                                            Rights offered in this offering will
                                            be used to build up and  promote the
                                            Company's  internet  trading service
                                            and for general corporate  purposes.
                                            See "USE OF PROCEEDS."


Subscription Agent..........................American   Stock  Transfer  &  Trust
                                            Company (the "Subscription  Agent").
                                            The Subscription  Agent's  telephone
                                            number is: (800) 937-5449.

Information Agent...........................D.F.   King   &   Co.,   Inc.   (the
                                            "Information       Agent").      The
                                            Information Agent's telephone number
                                            is 1-800-859-8508.

Federal Income Tax Considerations...........See "THE RIGHTS  OFFERING -- Certain
                                            Federal Income Tax  Consequences  to
                                            Holders" and "THE RIGHTS OFFERING --
                                            Certain     United     States    Tax
                                            Consequences  to  Non-United  States
                                            Holders."


Shares of Common Stock
  Outstanding prior to
   this Offering............................Approximately    21,007,000   shares
                                            outstanding on the Record Date.

Shares of Common Stock
  Outstanding after this Offering...........Approximately    22,107,000   shares
                                            based  on  the   number   of  shares
                                            outstanding  on the  Record  Date if
                                            all Rights are exercised.

Risk Factors ...............................In addition to the other information contained in this Prospectus and the
                                            documents  incorporated by reference


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                                            herein,    prospective    purchasers
                                            should   consider   the   investment
                                            considerations    and   other   risk
                                            factors set forth  elsewhere  herein
                                            prior   to   deciding   whether   to
                                            exercise or sell their Rights.


Selected Financial Data ....................See "SELECTED FINANCIAL DATA."


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                                  RISK FACTORS

         THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH BELOW AND ELSEWHERE IN THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS AND CAREFULLY CONSIDER ALL OF THE INFORMATION CONTAINED IN IT. IN PARTICULAR, BECAUSE AN INVESTMENT IN THE COMPANY INVOLVES CERTAIN RISKS, YOU SHOULD CAREFULLY CONSIDER THE INFORMATION SET FORTH BELOW PRIOR TO DECIDING WHETHER TO EXERCISE OR SELL YOUR RIGHTS.


MARKET CONDITIONS


         The securities business is, by its nature, subject to significant risks, particularly in volatile or illiquid markets. These risks include:

         o the risk of trading losses;
         o losses resulting from the ownership or underwriting of securities;
         o counterparty  failure to meet commitments;
         o customer fraud, employee fraud, and issuer fraud;
         o errors and misconduct;
         o failures   in   connection   with  the   processing   of   securities
           transactions; and
         o litigation.


         The Company's principal business activity, retail broker-dealer operations, as well as its investment banking, institutional sales and other services, are highly competitive and subject to various risks, volatile trading markets and fluctuations in the volume of market activity. The securities business is directly affected by many factors, including:


         o economic and political conditions;
         o broad trends in business and finance;
         o legislation and regulation affecting the national and international business and financial communities;
         o currency values;
         o inflation and general market conditions;
         o the availability and cost of short-term or long-term funding and capital;
         o the credit capacity or perceived creditworthiness of the securities industry in the marketplace; and
         o the level and volatility of interest rates.


These and other factors can contribute to lower price levels for securities and illiquid markets.


         Lower price levels of securities may result in (i) reduced volumes of securities, options and futures transactions, with a consequent reduction in commission revenues, and (ii) losses from declines in the market value of securities held in trading, investment and underwriting positions. In periods of low volume, levels of profitability are further adversely affected because certain expenses remain relatively fixed. Sudden sharp declines in market values of securities and the failure of issuers and counterparties to perform their obligations can result in illiquid markets. This, in turn, may result in the Company having difficulty selling securities. Such negative market conditions, if prolonged, may also lower the Company's revenues from investment banking and other activities.

         As a result of the varied risks associated with the securities business, which are beyond the Company's control, the Company's commission and other revenues could be adversely affected. A reduction in revenues or a loss resulting from the underwriting or ownership of securities could have a material adverse effect on the Company's results of operations and financial condition. In addition, as a result of such risks, the Company's revenues and operating results may be subject to significant fluctuations from quarter to quarter and from year to year. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Business Environment."

COMPETITION

         Siebert encounters significant competition from full-commission and discount brokerage firms, as well as from financial institutions, mutual fund sponsors and other organizations many of which are significantly larger and better capitalized than Siebert. The Company's municipal bond underwriting business also encounters significant competition from firms engaged in the municipal finance business. The general financial success of the securities industry over the past several years has strengthened existing competitors. Siebert believes that such success will continue to attract additional competitors such as banks, insurance companies, providers of online financial and information services, and others as they expand their product lines. Many of these competitors are larger, more diversified, have greater capital resources, and offer a wider range of services and financial products than Siebert. Siebert competes with a wide variety of vendors of financial services for the same customers. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Business Environment."


         During 1996 and 1997 and the three quarters of 1998, competition has continued to intensify both among all classes of brokerage firms and within the discount brokerage business as well as from new firms not previously in the discount business announcing plans to become significantly involved. Other firms, traditionally discount execution firms, have announced their intention to broaden their offerings to include advice and investment management. Since 1994, some firms have offered low flat rate execution fees that are difficult for any conventional discount firm to meet. Continued competition from ultra low cost, flat fee brokers and broader service offerings from other discount brokers could also limit the Company's growth or even lead to a decline in the Company's customer base which would adversely effect its results of operations. Siebert's commission income per customer trade is trending down as the number of trades done on SiebertNet increases. Industry-wide changes in trading practices are expected to cause continuing pressure on fees earned by discount brokers for the sale of order flow. Some such firms are offering their services over the facilities of the internet and have devoted more resources to and have more elaborate web sites than the Company. See "Use of Proceeds." Many of the flat fee brokers, however, impose charges for services such as mailing, transfers and handling exchanges which Siebert does not and also direct their execution to captive market makers. Increased competition, broader service offerings or the prevalence of a flat fee environment could also limit Siebert's growth or even lead to a decline in Siebert's customer base which would adversely affect its results of operations. See "Business--Competition."

INTERNET DEVELOPMENT


         Although   the  Company  has  been   offering   internet   trading  for
approximately two years, it has had only limited experience in this area relative to some other companies in its industry. The Company's ability to develop its internet business and enhance its business through the internet may depend on its ability to attract and retain management personnel with internet experience. There is no assurance that the Company will be able to attract, hire and retain qualified personnel. See "Use of Proceeds."



         To the extent that the net proceeds from the sale of the shares of the Company's Common Stock offered hereby is used to develop the Company's internet retail brokerage business, much of such expenditures will be expensed as made. The revenues, if any, generated from this offering are likely to be realized in subsequent accounting periods. This may initially have a material adverse effect on the Company's results of operations. See "Use of Proceeds."


DEPENDENCE ON KEY MANAGEMENT

         The success of the Company is principally dependent on its founder, Muriel F. Siebert, Chair and President. The loss of the services of Ms. Siebert would adversely affect the Company. See "Management." The success of the Company's municipal bond underwriting business is dependent on the services of two of its principals, Napoleon Brandford III and Suzanne Shank, the loss of whose services would adversely affect the Company.

CAPITALIZATION OF SIEBERT, BRANDFORD, SHANK & CO., L.L.C.

         The Company owns 49% of Siebert, Brandford, Shank & Co., L.L.C., a tax exempt underwriting business. Two individuals, Napoleon Brandford III and Suzanne Shank, own the remaining 51%. Siebert, Brandford, Shank & Co., L.L.C. is currently in the process of borrowing additional capital to enhance its ability to participate in municipal bond underwritings and its ability to sell its bonds to its customers. If such capital is not borrowed or otherwise raised, this would have a material negative impact on such participation and such ability to sell its bonds to customers. Management believes that it will be successful in raising such capital. See "Business--Capital Markets Division."

RISKS ASSOCIATED WITH MINORITY AND WOMEN-OWNED BUSINESS PROGRAMS

         Minority and Women-owned business programs generally operate under the authority of state and local governments or their related agencies. Changes in laws or policies of such governments or their agencies with respect to such programs may adversely affect the Company's participation in municipal bond and equity underwritings as well as the Company's execution of institutional equity transactions. Management believes that, irrespective of the legal requirements, as long as there is a "sensitivity to diversity and competitive equality," opportunities will be available for qualified minority and women-owned businesses, especially in those locales that have a significant minority population.

PRINCIPAL SHAREHOLDER

         Upon completion of the Offering and if the 1,100,000 shares are sold to the public, Ms. Siebert will own or control approximately 92% of the Company's outstanding Common Stock. Ms. Siebert will have the power to elect the entire Board of Directors and, except as otherwise provided by law or the Company's Certificate of Incorporation, to approve any action requiring shareholder approval without a shareholders' meeting. See "Management" and "Principal Shareholders."

PRINCIPAL TRANSACTIONS


         The Company's Capital Markets division underwriting and trading activities involve the purchase, sale or short sale of securities as principal. These activities involve the risks of changes in the market prices of such securities and of decreases in the liquidity of the securities markets. Changing prices and decreased liquidity could limit the Company's ability to resell securities that it has purchased or to repurchase securities that it has sold short. In addition, these activities subject the Company's capital to significant risks that counterparties will fail to perform their obligations.


         From time to time, the Company establishes short positions during the course of its trading activities. It is a characteristic of short positions that any loss sustained on closing out the position may exceed the liability related thereto as shown on the Company's financial statements.

RISKS ASSOCIATED WITH FEDERAL AND STATE REGULATION


         Both the Company's business and the securities industry as a whole are subject to extensive regulation in the United States, at both the Federal and state level. As a matter of public policy, regulatory bodies are charged with safeguarding the integrity of the securities and other financial markets and with protecting the interests of customers participating in those markets, whose interests may not be aligned with the interests of the Company's shareholders. In addition, self-regulatory organizations and other regulatory bodies in the United States, such as the Commission, the New York Stock Exchange (the "NYSE"), the National Association of Securities Dealers, Inc. (the "NASD") and the Municipal Securities Rulemaking Board (the "MSRB"), require strict compliance with their rules and regulations. Failure to comply with any of these laws, rules or regulations, some of which are subject to the uncertainties of interpretation, could result in a variety of adverse consequences including civil penalties, fines, suspension or expulsion, which could have a material adverse effect upon the Company.


         The laws and regulations, as well as governmental policies and accounting principles, governing the financial services and banking industries have changed significantly over recent years and are expected to continue to do so. During the last several years Congress has considered numerous proposals that would significantly alter the structure and regulation of such industries. The Company cannot predict which changes in laws or regulations, or in governmental policies and accounting principles, will be adopted, but such changes, if adopted, could materially and adversely affect the business and operations of the Company. See "Business--Regulation."

NET CAPITAL REQUIREMENTS; HOLDING COMPANY STRUCTURE


         The Commission, the NYSE and various other securities and commodities exchanges and other regulatory bodies in the United States have rules with respect to net capital requirements which affect the Company. These rules have the effect of requiring that at least a substantial portion of a broker-dealer's assets be kept in cash or highly liquid investments. Compliance with the net capital requirements by the Company could limit operations that require intensive use of capital, such as underwriting or trading activities. These rules could also restrict the ability of the Company to withdraw capital from Siebert, even in circumstances where Siebert has more than the minimum amount of required capital. This, in turn, could limit the ability of the Company to implement its strategies. In addition, a change in these rules, or the imposition of new rules, that affect the scope, coverage, calculation or amount of the net capital requirements could have an advserse effect on the Company. A significant operating loss or any unusually large charge against net capital could have a similar adverse effect. See "Business--Net Capital Requirements."

SIGNIFICANT INCREASE IN OVERHEAD

         During 1996 and 1997, Siebert opened retail discount brokerage offices in Morristown, New Jersey and Palm Beach and Surfside (Bal Harbour), Florida and relocated its office in Los Angeles. In October 1996, Siebert formed the Siebert Brandford Shank division of Siebert to add to the former activities of Siebert's tax exempt underwriting department. The Siebert Brandford Shank division opened offices in San Francisco and Seattle and opened or assumed the leases for additional offices in San Francisco, Seattle, Houston, Chicago, Detroit, Los Angeles and Dallas. As a result of the new office expenses and the additional compensation expenses, Siebert's overhead expense has increased significantly. There can be no assurance that Siebert will generate sufficient additional revenue to cover such expense which could have a material adverse effect upon the Company. The Company intends to build up and promote its internet trading service and to expend approximately $5 million principally on advertising and promotion of the internet service, development of such service and salaries for additional personnel for such service. See "Use of Proceeds."

LIQUIDITY

         Until November 1996, there was no public market for the Common Stock or any other securities of the Company. In addition, approximately 800,000 shares, or approximately 3.8% of the shares outstanding, are currently held by the public. Although the Common Stock is traded in the Nasdaq SmallCap Market, there can be no assurance that an active public market will continue.

SHARES ELIGIBLE FOR FUTURE SALE


         There  will  be  approximately   22,107,000   shares  of  Common  Stock
outstanding immediately after completion of this offering. Muriel F. Siebert will own or control 20,434,000 of those shares. Ms. Siebert's shares will be "restricted securities" under the Securities Act of 1933, as amended (the "Securities Act") and may only be sold pursuant to a registration statement under the Securities Act or an applicable exemption from the registration requirements of the Securities Act, including Rule 144 thereunder. Ms. Siebert has agreed not to sell any shares of Common Stock owned by her directly for a period of 60 days from the date of this Prospectus. In addition, directors and employees having options to purchase an aggregate of approximately 255,000 shares of Common Stock are currently vested and can be exercised and the underlying shares of Common Stock sold. A significant portion of the shares not owned by Ms. Siebert will be freely tradeable in the public markets. Sale of a substantial number of shares of Common Stock in the public market, whether by Ms. Siebert or other shareholders of the Company, could adversely affect the prevailing market price of the Common Stock.


UNCERTAIN MARKET FOR RIGHTS; MARKET CONDITIONS; MARKET CONSIDERATIONS

         Because the Rights are new securities, the trading market for the Rights may be volatile.

Moreover, there can be no assurance that a market for the Rights will continue or as to the price at which the Rights will trade.


         The Subscription Price of the Rights has been determined by the Board of Directors of the Company based upon an opinion of Advest, Inc., its financial adviser, and represents a discount to the market price of the Common Stock on July 31, 1998, the date on which this offering commenced. However, consistent with recent market trends, the market price of the Common Stock has been less than the Subscription Price on numerous occasions. There can be no assurance that a subscribing Rights holder will be able to sell shares of Common Stock purchased in this offering at a price equal to or greater than the Subscription Price. When made, the election of a Rights holder to exercise Rights in this offering is irrevocable, subject to certain exceptions. Moreover, until certificates are delivered, subscribing Rights holders may not be able to sell the Common Stock that they have purchased in this offering. Certificates representing shares of Common Stock purchased pursuant to the Basic Subscription Privilege will be delivered to subscribers as soon as practicable after the Extended Expiration Date. Certificates representing shares of Common Stock purchased pursuant to the Oversubscription Privilege will be delivered to subscribers as soon as practicable after the Extended Expiration Date and after all prorations have been effected. No interest will be paid to Rights holders on funds delivered to the Subscription Agent pursuant to the exercise of Rights pending delivery of shares of Common Stock acquired upon exercise of Rights.


IMPACT OF RIGHTS OFFERING ON HOLDERS OF COMMON STOCK; DILUTION


         The Rights entitle the holders of shares of Common Stock to purchase shares of Common Stock at a price below the prevailing market price of the Common Stock immediately prior to the commencement of this offering. Due to the waiver by Ms. Siebert of the receipt of Rights to which she would otherwise be entitled, holders of shares of Common Stock who exercise their Rights through the Basic Subscription Privilege and the Oversubscription Privilege will increase their proportionate interest in their equity ownership and voting power of the Company on a fully-diluted basis. Holders who do not exercise their Rights will experience a decrease in their proportionate interest in the equity ownership of the Company. The sale of the Rights may not compensate a holder for all or any part of the reduction in the market value of such shareholder's shares of Common Stock, if any, resulting from this offering. Shareholders who do not exercise or sell their Rights will relinquish any value inherent in the Rights.

         Assuming all of the Rights are exercised and based on approximately 21,007,000 shares of Common Stock outstanding on July 29, 1998 (the "Record Date"), the consummation of this offering would result (on a pro forma basis as of such date) in an increase of approximately 1,100,000 shares of Common Stock.


IMPACT OF RIGHTS OFFERING ON HOLDERS OF OPTIONS & RESTRICTED STOCK


         The Company will not distribute Rights to holders of vested or non-vested options outstanding on the Record Date pursuant to the Company's Stock Option Plan. Rather, the Company will adjust the exercise price of such vested and non-vested options by a percentage calculated by dividing the number of shares of Common Stock issued pursuant to this offering by the number of outstanding shares of Common Stock on the Record Date plus the number of shares of Common Stock issued pursuant to this offering. Holders of restricted stock pursuant to the Company's Restricted Stock Award Plan will be entitled to receive Rights for each restricted share held as of the Record Date.

CONSTRUCTIVE DISTRIBUTIONS UNDER THE FEDERAL TAX CODE


         The distribution of Rights pursuant to this offering should not result in a taxable distribution of property for Federal income tax purposes to the holders of shares of Common Stock. However, the provisions of the Internal Revenue Code and the Treasury Regulations issued thereunder relating to the treatment of distributions such as this offering are not clear as to certain aspects of the analysis required to avoid such a taxable distribution, and the tax consequences of this offering also may be affected by the occurrence of future events. Accordingly, counsel to the Company is unable to render an opinion as to the applicability of such provisions to this offering. See "THE RIGHTS OFFERING--Certain Federal Income Tax Consequences to Holders--Constructive Distributions under Section 305 of the Code."


IMMEDIATE DILUTION


         Subscribing Rights holders will experience dilution, upon the sale of such Common Stock, in net tangible book value of $6.55 per share, based on a subscription price of $7.50 per share.


FORWARD-LOOKING STATEMENTS


         This Prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Actual results could differ from those projected in any forward-looking statements for the reasons detailed in the other sections of this "Risk Factors" portion of, and elsewhere in, this Prospectus.

                                 USE OF PROCEEDS

         The net proceeds available to the Company from this offering are estimated to be $8,015,000 if all the Rights are exercised and after deducting expenses payable by the Company estimated to be approximately $235,000.

         The Company intends to use approximately $5 million of the net proceeds from this offering to build up and promote its internet trading service. Such net proceeds will be expended principally on advertising and promotion of the internet service, development of such service and salaries for additional personnel for such service, although such amount may be higher or lower depending on if the Company deems the results from the initial expenditure of such amount successful and it raises sufficient funds. Any proceeds not utilized to build and promote the internet trading service will be used for general corporate purposes.


         Pending any specific application of the net proceeds, the net proceeds will be added to working capital and invested in short-term interest-bearing obligations.


                                 DIVIDEND POLICY


         To date, the Company has established a practice of paying quarterly cash dividends to its shareholders. On December 22, 1997, March 16, 1998, June 23, 1998 and September 25, 1998 dividends of $.0225, $.0225, $.03 and $.03 per share were declared for all shareholders of record as of December 30, 1997, March 20, 1998, July 9, 1998 and October 9, 1998, respectively. Ms. Siebert, as the majority shareholder of the Company, waived her right to receive the four cash dividends declared by the Company and has indicated to the Company that she intends to waive her right to receive future cash dividends declared through 1998, if any. Shareholders who exercise Rights will not be entitled to receive the June 23 or September 25 dividends with respect to the shares of Common Stock represented by such Rights.


         Subject to statutory and regulatory constraints, prevailing financial conditions and future earnings, the Company may pay cash dividends on its Common Stock. In considering whether to pay such dividends, the Company's Board of Directors will review the earnings of the Company, its capital requirements, its economic forecasts and such other factors as are deemed relevant. Some portion of the Company's earnings will be retained to provide capital for the operation and expansion of its business.

                           PRICE RANGE OF COMMON STOCK

         The Common Stock commenced trading in the Nasdaq SmallCap Market under the symbol "SIEB" on November 12, 1996. The high and low sales prices of the Common Stock reported by the Nasdaq SmallCap Market during the following periods, were:

                                                                  High      Low
                                                                  ----      ---

   Period from November 12, 1996 to December 31, 1996 .......    $3.00     $2.25

   First Quarter - 1997  ....................................    $3.09     $2.31

   Second Quarter - 1997  ...................................    $2.38     $2.31

   Third Quarter - 1997  ....................................    $2.31     $1.31

   Fourth Quarter - 1997  ...................................    $2.25     $1.88

   First Quarter - 1998  ....................................    $9.00     $2.42

   Second Quarter - 1998  ...................................   $19.00     $7.38

   Third Quarter - 1998 (through July 29, 1998)  ............   $11.50     $9.25


   Fourth Quarter - 1998 (through November 4, 1998)..........    $7.69     $6.25


         The closing price of the Common Stock on the Nasdaq SmallCap Market on November 4, 1998 was $6.875 per share.

         As of November 4, 1998, there were approximately 230 holders of record and approximately 1,700 additional beneficial holders of the Common Stock.


         The Company currently meets the criteria for listing of its Common Stock on the American Stock Exchange ("AMEX") and may meet the criteria for listing of its Common Stock on the Nasdaq National Market System. Notwithstanding its meeting the applicable criteria, there can be no assurance that the Company will, in fact, either apply for listing or be listed on either the Nasdaq National Market System or AMEX.

                                 CAPITALIZATION


         The following table sets forth the capitalization of the Company at September 30, 1998 as retroactively adjusted for the 4 for 1 stock split that occurred on April 7, 1998, and as adjusted to reflect the net proceeds from the sale of the 1,100,000 shares of Common Stock offered by the Company at a Subscription Price of $7.50 assuming all of the Rights are exercised. See "Use of Proceeds."



                                                      September 30, 1998
                                                   -------------------------
                                                     Actual      As Adjusted
                                                   ----------    -----------
                                                            (unaudited)
                                                           (In thousands)


Subordinated debt to shareholder                   $   3,000        $  3,000
Common Stock, par value $.01, 49,000,000           ---------        --------
shares authorized, 21,004,960 shares issued and
outstanding at September 30, 1998 and
21,104,960 shares issued and outstanding,
as adjusted                                              210             221


Additional paid-in capital                             6,691          14,695

Retained earnings                                      6,042           6,042
                                                   ---------        --------
Total shareholders' equity                            12,943          20,958
                                                   ---------        --------
Total capitalization                               $  15,943        $ 23,958
                                                   =========        ========

                             SELECTED FINANCIAL DATA


          The selected consolidated financial data set forth below for the nine months ended September 30, 1998 and 1997 and for each of the years in the five year period ended December 31, 1997 has been derived from the Company's unaudited interim and audited annual financial statements. Such information should be read in conjunction with, and is qualified in its entirety by, the financial statements and notes thereto appearing elsewhere in this Prospectus.


                                      Nine Months Ended
                                         September 30,                               Year Ended December 31,
                                  -------------------------   -------------------------------------------------------------------
                                      1998          1997          1997          1996          1995          1994          1993
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------

Income statement data:
   Revenues:
    Commissions and fees ....     $13,998,015   $13,815,520   $18,879,674   $20,105,127   $15,645,334   $12,128,797   $14,349,051
    Investment banking ......       3,042,887     2,975,917     4,487,594     2,532,795     1,396,967     1,536,030     2,462,309
    Trading profits .........         960,658     1,704,976     1,795,104       868,823     2,608,078     3,215,288     3,133,722
    Interest from equity
      investee ..............         427,419
    Interest and dividends ..         535,307       508,817       704,911       656,434     1,389,612       462,618       261,198
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
                                   18,694,286    19,005,230    25,867,283    24,163,179    21,039,991    17,342,733    20,206,280
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------

   Expenses:
    Employee compensation and
      benefits (1) ..........       6,041,361     5,825,992     8,208,006     9,753,847     8,586,116     6,132,899     8,999,567
    Clearing fees, including
      floor brokerage .......       1,987,846     3,415,125     4,675,368     4,585,398     4,249,050     3,967,558     4,473,740
    Advertising and promotion       1,269,085     2,180,593     2,751,755     3,265,692     2,485,426     2,299,030     2,171,858
    Communications ..........       1,269,020     1,211,702     1,446,817     1,359,325     1,119,189     1,001,957       896,986
    Occupancy ...............         413,012       490,025       648,763       403,534       326,089       323,123       323,235
    Interest ................         267,915       284,760       418,405       290,465       568,326       602,759       323,876
    Other general and
      administrative ........       2,166,734     2,245,177     3,043,068     2,339,483     2,461,122     2,458,237     1,932,143
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
                                   13,414,973    15,653,374    21,192,182    21,997,744    19,795,318    16,785,563    19,121,405
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
Income before provision for
  income taxes.................     5,549,313     3,351,856     4,675,101     2,165,435
Provision for income taxes.....     2,305,935     1,474,485     2,057,000       201,000
                                  -----------   -----------   -----------   -----------
Net income - historical........    $3,243,378    $1,877,371   $ 2,618,101     1,964,435     1,244,673       557,170     1,084,875
                                  ===========   ===========   ===========
Pro forma provision for income
  taxes (2)....................                                                 752,000       548,000       245,000       477,000
                                                                            -----------   -----------   -----------   -----------
Net income - pro forma.........                                               1,212,435   $   696,673   $   312,170    $  607,875
                                                                                          ===========   ===========   ===========
Supplementary pro forma adjustment:
    Effect of officer's salary
     reduction as though 1997 salary
      had been in effect in 1996                                              2,975,000
    Related income taxes.......                                              (1,309,000)
                                                                            -----------
Supplementary pro forma net
  income.......................                                             $ 2,878,435
                                                                            ===========
Net income per share of common stock
  (basic and diluted):
    Historical.................          $.15          $.09          $.12
    Pro forma..................                                                    $.06          $.03          $.01          $.03
    Supplemental pro forma.....                                                    $.14
Weighted average shares deemed
  outstanding (basic)..........    20,995,999    20,949,160    20,949,484    20,943,588    20,943,588    20,943,588    20,943,588
Weighted average shares deemed
  outstanding (diluted)........    21,674,383    20,949,160    20,949,484    20,943,588    20,943,588    20,943,588    20,943,588

Statement of financial condition
 data (at period-end):
  Total assets.................   $18,986,788   $18,394,162   $17,881,589   $14,372,708   $16,291,195   $ 9,372,230   $12,161,104
  Total liabilities excluding
  subordinated borrowings......     3,044,139     5,144,167     5,209,032     4,271,143     9,154,065     3,479,773     6,825,817
  Subordinated borrowings to
   majority shareholder........     3,000,000     4,300,000     3,000,000     3,000,000     2,000,000     2,000,000     2,000,000
  Shareholders' equity.........    12,942,649     8,949,995     9,672,557     7,101,565     5,137,130     3,892,457     3,335,287


-------------------
(1) Employee compensation and benefits include $2,975,000, $2,975,000, $1,215,000 and $3,958,000 for 1996 through 1993, respectively, of S corporation compensation of Muriel Siebert in excess of the amounts that would have been paid had her 1997 compensation arrangement of $150,000 been in effect.

(2) The pro forma provision for income taxes represents income taxes which would have been provided had Siebert operated as a C Corporation.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS


         This discussion should be read in conjunction with the Company's Consolidated Financial Statements and the Notes thereto contained elsewhere in this Prospectus.

         Statements in this "Management's Discussion and Analysis or Plan of Operation" and elsewhere in this document as well as oral statements that may be made by the Company or by officers, directors or employees of the Company acting on the Company's behalf that are not statements of historical or current fact constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements involve risks and uncertainties and known and unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward looking statements, including, without limitation: changes in general economic and market conditions, fluctuations in volume and prices of securities, changes and prospects for changes in interest rates and demand for brokerage and investment banking services, increases in competition within and without the discount brokerage business through broader services offerings or otherwise, competition from electronic discount brokerage firms offering greater discounts on commissions than the Company, prevalence of a flat fee environment, decline in participation in equity or municipal finance underwritings, decreased ticket volume in the discount brokerage division, limited trading opportunities, increases in expenses and changes in net capital or other regulatory requirements.


BUSINESS ENVIRONMENT


         Market conditions since September 1998 have been extremely volatile, with swings in the market averages approaching daily and intraday records. Meanwhile, competition has continued to intensify among all classes of brokerage firms. Electronic trading continues to grow as a retail discount market segment with some firms charging very low flat trading execution fees that are difficult for any conventional discount brokerage firm to match. Many of the low flat fee firms, however, impose charges for services such as mailing, transfers and handling exchange transactions for which the Company does not currently charge its customers. Some of those firms also direct customer orders to captive market makers that earn a "spread" on the order. The Company does not have a captive market maker. Continued competition from ultra low cost, flat fee brokers and broader service offerings from other discount brokers could also limit the Company's growth or even lead to a decline in the Company's customer base, which would adversely affect its results of operations. Industry-wide changes in trading practices are expected to cause continuing pressure on fees earned by discount brokers, including the Company, for the sale of order flow.



CURRENT DEVELOPMENTS


         In June 1998, Siebert signed a new one-year agreement with its clearing broker, which provides, among other things, for reduced ticket charges and execution fees. The clearing broker is also paying to Siebert $1,000,000 in monthly installments through December 31, 1998. Siebert recognized $750,000 of that amount as pre-tax income in the quarter ended June 30, 1998 and $250,000 in the quarter ended September 30, 1998 when all contingencies relating to the payments lapsed. Siebert realized the projected clearing cost savings for the quarter ended September 30, 1998.

         In July 1998, Siebert, Brandford, Shank & Co., L.L.C. ("SBS") began operating as a separate broker/dealer and, accordingly, the Company began reporting its investment in and the operations of SBS using the equity method of accounting. Prior to July 1998 the operations of what is now SBS were fully consolidated with those of Siebert.

         Siebert's commission income per customer trade is trending down as the number of trades done on

SiebertNet increases. For the month of October 1998, SiebertNet trades were approximately 21% of all Siebert trades. Siebert's online trading system was in the early stage of implementation in October 1997.

         In November 1998, Siebert agreed to acquire the retail customer accounts of Donald K. Cowles and of Cowles, Sabol & Co., Inc. of Encino, California. The acquisition is expected to be completed before the end of 1998.

         In July 1998, the Company distributed to its shareholders transferable rights to subscribe for and purchase one share of Common Stock for each share held on the Record Date, at an exercise price of $7.50 a share. The offer as extended will expire on December 15, 1998. If this offering is successful, the Company currently intends to use approximately $5,000,000 of the net proceeds to further build up and promote its SiebertNet trading service.

NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1997

         Total revenues for the nine months ended September 30, 1998 were $ 19 million, a decrease of $41,000 or .2 % over the same period in 1997. Commission and fee income, investment banking revenues, income from equity investee, and interest and dividend revenues increased as compared to the prior year; however, trading profits decreased.

         Commission and fee income increased $182,000 or 1% to $14 million for the nine months ended September 30, 1998 due to higher volume partially offset by lower commissions earned per trade resulting from the increase of lower priced electronic trading, price reductions on other related services caused by increased competition from ultra low cost, flat fee brokers and a reduction of order flow fees. The portion of trades executed on the Company's SiebertNet web site is increasing at a rapid rate.

         Investment banking revenues increased $67,000 or 2% to $3 million for the nine months ended September 30, 1998 primarily due to the increased tax exempt underwriting activity by the Siebert, Brandford, Shank division in 1998. This division had minimal operations for the first nine months of 1997, since it began operations in late 1996. Siebert, Brandford, Shank & Co., LLP began operations as a separate broker-dealer in July 1998 and, accordingly, the Company began to account for its forty-nine percent interest in Siebert, Brandford, Shank & Co., LLP on the equity method in the third quarter of 1998.



         Income from equity investee increased $427,000 or 100% to $427,000 for the nine months ended September 30, 1998.

         Trading profits decreased $744,000, or 44%, to $961,000 for the nine months ended September 30, 1998 primarily due to reduced income opportunities in the trading of listed bond funds, the firm's principal trading activity.

         Interest and dividends increased $26,000, or 5%, to $535,000 for the nine months ended September 30, 1998 primarily due to trading strategies which generated higher dividend income.

         Total expenses for the nine months ended September 30, 1998 were $13.4 million, a decrease of $2.2 million, or 14%, over the same period in 1997. Clearing fees, advertising and promotion, rent and occupancy, interest and general and administrative all decreased and all other expenses increased.

         Employee compensation and benefit costs increased $215,000 or, 4%, to $6 million for the nine months ended September 30, 1998, primarily due to commissions paid to the Siebert, Brandford, Shank division's sales personnel resulting from increased tax exempt underwriting activity prior to July 1, 1998.

         Clearing and floor brokerage fees decreased $1.4 million, or 42%, to $2 million for the nine months ended September 30, 1998. Such costs decreased primarily due to the retroactive effect of Company's new clearing agreement with its clearing broker.

         Advertising and promotion expense decreased $912,000, or 42%, to $1.3 million for the nine months ended September 30, 1998, due to a decreased level of promotional advertising.

         Communications expense increased $57,000, or 5%, to $1.3 million for the nine months ended September 30, 1998, primarily due increased quote and news services.


         Occupancy costs decreased $77,000, or 16%, to $413,000 for the nine months ended September 30, 1998, principally due to commencement of operations of SBS as a separate entity partially offset by a lease extension option cancellation fee paid during 1998.


         Interest expense decreased $17,000, or 6%, to $268,000 for the nine months ended September 30, 1998, primarily due to the use of short positions in proprietary trading activity.

         Other general and administrative expenses decreased $78,000, or 4%, to $2.2 million for the nine months ended September 30, 1998, primarily due to increased business development expenses related to the municipal investment banking staff.

         Provision for income taxes increased $831,000, or 56%, to $2.3 million for the nine months ended September 30, 1998, primarily due to an increase in net income before income tax in the first nine months of 1998 of $2.2 million, or 66%, to $5.5 million over the same period in 1997, partially offset by a refund of local taxes.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

         Total revenues for 1997 were $25.9 million, an increase of $1.7 million or 7.1% over 1996. Investment banking revenues, trading and interest and dividend revenues increased as compared to the prior year, however, commission and fee income decreased.

         Commission and fee income decreased $1.2 million or 6.1% to $18.9 million due to lower commissions earned per trade resulting from the increase of lower priced electronic trading, price reductions on other related services caused by increased competition from ultra low cost flat fee brokers and a reduction of order flow fees.

         Trading profits increased $926,000 or 107% to $1,795,000 primarily due to increased activity in secondary municipal bond trading by the Siebert, Brandford, Shank division and improved trading opportunities in the principal listed bond funds trading activity.

         Interest and dividends increased $48,000 or 7.4% to $705,000 primarily due to trading strategies which generated greater dividend income.

         Investment banking revenues increased $2.0 million or 77% to $4.5 million primarily due to a whole year of tax exempt underwriting activity by the Siebert, Brandford, Shank division in 1997. This division operated for only three months of the year in 1996.

         Total expenses for 1997 were $21.2 million, a decrease of $806,000 or 3.7% over 1996. Both employee compensation and benefits and advertising and promotion decreased. All other categories of costs increased.

         Employee compensation and benefit costs decreased $1.5 million or 16% to $8.2 million primarily due to Muriel Siebert's compensation reduction, offset by a full year's worth of compensation for the Siebert, Brandford, Shank division's principals, municipal investment banking staff and commission based municipal trading personnel.

         Clearing and brokerage fees increased $90,000 or 2.0% to $4.7 million. Such costs increased due to a higher volume of tickets.

         Advertising and promotion expense decreased $514,000 or 15.7% to $2.8 million due to decreased branch and service promotion; 1996 included several one time expenses related to branch expansion and on-line trading.

         Communications expense increased $87,000 or 6.4% to $1.4 million as the client base and volume increased and more services were offered directly on-line and from activities of the investment banking staff. These increases were partially offset by telephone contract price reductions.

         Occupancy costs increased $245,000 or 61% to $649,000 principally due to a full year's worth of rent in 1997 for new retail and investment banking branch offices opened during 1996.

         Interest expense increased $128,000 or 44% to $418,000 primarily due to greater use of margin borrowings and short positions in proprietary trading activity.

         Other general and administrative expenses increased $704,000 or 30% to $3.0 million primarily due to travel and entertainment expenses related to the new municipal investment banking staff and a range of miscellaneous costs associated with increased volume.

         Current and pro forma provision for income taxes increased $1.1 million or 116% to $2.1 million while net income for 1997 was $2.6 million, an increase of $1.4 million or 116% over 1996, both proportional to a similar increase in pre-tax income.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

         Total revenues for 1996 were $24.2 million, an increase of $3.1 million or 15% over 1995. Commission and fee income and investment banking revenues increased and trading and interest and dividend revenues declined.

         Commission and fee income increased $4.5 million or 29% to $20.1 million due to the continued bull market and increased spending for advertising and promotion to attract additional clients. In addition, under a new clearing agreement which was phased in during the second quarter of 1995, Siebert received additional commission income on client margin and free credit balances and investments in certain mutual and money market funds and the amounts of related customer balances and investments increased substantially.

         Trading profits declined $1.7 million or 67% to $869,000 due to a continuing lack of liquidity and substantially reduced volatility in markets in which the firm trades, thus limiting trading and arbitrage opportunities compared to the prior year.

         Interest and dividends decreased $733,000 or 53% to $656,000 due to decreases in long trading positions and in trading strategies which generated greater dividend income in 1995 over the corresponding period in 1996.

         Investment banking revenues increased $1.1 million or 81% to $2.5 million due to increased participation in both equity and tax exempt underwritings over the prior year period. This resulted from providing additional resources to the development of both types of business and, from October 1, 1996, the addition of over 20 municipal investment banking professionals to form the Siebert, Brandford, Shank division engaged in tax exempt underwriting.

         Total costs and expenses for 1996 were $22.0 million, an increase of $2.2 million or 11% over 1995. All categories of costs increased except interest expense and other general and administrative expenses.

         Employee compensation and benefit costs increased $1.2 million or 14% to $9.8 million due to provisions for bonus payments and to increases in staffing to cover the trading and service needs of the retail commission business, and, in the fourth quarter, the tax exempt underwriting business. Management, staff and incentive bonuses increased $350,000 reflecting volume, improved performance and firm profitability. The balance of the increase relates primarily to an increase in average head count of 73 for 1995 to 95 for 1996, an increase of 32%. The staff increase is primarily related to the increase in retail commission business and, in the fourth quarter, the addition of the municipal investment banking professionals.

         Clearing and brokerage fees increased $336,000 or 7.9% to $4.6 million. Such costs increased substantially less than commission volume due to the effect of a new clearing cost structure that became effective in the second quarter of 1995.

         Advertising and promotion expense increased $780,000 or 31% to $3.3 million due to increased branch and service promotion (for example, the opening of the Naples office in early 1996 and the Surfside and Palm Beach offices in late 1996 and the introduction of new products such as "Siebert OnLine") and increased advertising and promotion to differentiate Siebert from other firms in an increasingly competitive environment.

         Communications expense increased $240,000 or 22% to $1.4 million as the client base and volume increased and more services were offered directly on-line.

         Occupancy costs increased $77,000 or 24% to $403,000 principally due to opening a new branch in Naples, Florida in December 1995, pre-opening and rental costs of three new retail branches in late 1996, and the new location costs for the Siebert, Brandford, Shank division for the fourth quarter of 1996.

         Interest expense declined $278,000 or 49% to $291,000 primarily due to the decreased use of equity trading strategies that involve large short positions. Dividend charges against short positions are included as part of interest expense.

         Other general and administrative expenses decreased $122,000 or 5% to $2.3 million due principally to reduced legal and consulting fees in the current year. Included in general and administrative costs for 1996 are approximately $210,000 in legal, accounting and printing costs related to the JMI merger in November 1996.

         Siebert's current and pro forma provision for income taxes increased $405,000 or 74% to $953,000 while pro forma net income for 1996 was $1.2 million, an increase of $516,000 or 74% over 1995, both proportional to a similar increase in pre-tax income.

YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

         Total revenues for 1995 were $21.0 million, an increase of $3.7 million or 21% over 1994. Commission and fee income and interest and dividend revenues increased and trading and investment banking revenues declined.

         Commission and fee income increased $3.5 million or 29% to $15.6 million due to the continued bull market and increased spending for advertising to attract additional clients.

         Trading profits declined $607,000 or 19% to $2.6 million due to a lack of liquidity and substantially reduced volatility in the firm's markets during the second half of the year thus limiting the trading and arbitrage opportunities present in the first half of the year and in the prior period.

         Interest and dividends increased $927,000 or 200% to $1.4 million due to increases in long trading positions and in trading strategies which generated greater dividend income.

         Investment banking revenues decreased $139,000 or 9.1% to $1.4 million due to reduced underwriting volume generally in municipal markets and a shift from negotiated underwriting transactions to competitively bid transactions which are relatively less profitable for participants.

         Total costs and expenses for 1995 were $19.8 million, an increase of $3.0 million or 18% over 1994. All categories of costs increased except interest expense.

         Employee compensation and benefit costs increased $2.5 million or 40% to $8.6 million due to an increase in Subchapter-S compensation to Ms. Siebert of $1.76 million, an increase in contractual incentive bonus compensation of $355,000 and an increase in the bonus provision for other staff and executives of $365,000.

         Clearing and brokerage fees increased $282,000 or 7.1% to $4.2 million. Such costs increased substantially less than commission volume due to the effect of a new clearing cost structure that became effective in the second quarter of 1995.

         Advertising and promotion expense increased $186,000 or 8.1% to $2.5 million primarily in increased advertising to differentiate Siebert from other firms in an increasingly competitive environment.

         Communications expense increased $117,000 or 12% to $1.1 million due to increased market volume, increased use of "800" number service resulting from national television advertising and increased use of Siebert's market phone service for orders as well as customer inquiries. Also as a result of increased volume, the cost of quote services increased $58,000 or 14%.

         Occupancy costs increased $3,000 or 0.9% to $326,000 primarily from cost escalation provisions in existing leases.

         Interest expense declined $34,000 or 5.7% to $568,000 primarily due to the decreased use of equity trading strategies that involve large short positions. Dividend charges against short positions are included as part of interest expense.

         Pro forma provision for income taxes increased $303,000 or 124% to $548,000 and pro forma net income for 1995 was $697,000, an increase of $385,000 or 123% over 1994, both proportional to a similar increase in pre-tax income.

LIQUIDITY AND CAPITAL RESOURCES


         The Company's assets are highly liquid, consisting generally of cash, money market funds and securities freely salable in the open market. Siebert's total assets at September 30, 1998 were $19 million, of which $2 million took the form of a secured demand note. $13.8 million, or 73%, of total assets were highly liquid.

         Siebert is subject to the net capital requirements of the Commission, the NYSE and other regulatory authorities. At September 30, 1998, Siebert's regulatory net capital was $11.2 million, $11 million in excess of its minimum capital requirement of $250,000.

                                    BUSINESS

GENERAL

         The Company, through its wholly owned subsidiary, Muriel Siebert & Co., Inc. ("Siebert"), is a retail discount brokerage and municipal and corporate investment banking firm operating through 14 offices throughout the country. Muriel F. Siebert, the first woman member of the New York Stock Exchange, is the Chair and President and owns approximately 96% of the outstanding common stock, par value $.01 per share (the "Common Stock"), of the Company.


         The Company has acquired accounts from other discount brokerage firms and, from time to time, the Company has considered acquisitions of other discount brokerage firms or their accounts. The Company has signed a letter of intent to purchase the retail customer accounts of Donald K. Cowles and of Cowles, Sabol & Co., Inc. of Encino, California. Although the Company intends to pursue acquisition opportunities, there can be no assurance that the Company will be able to successfully consummate this or any such acquisitions in the future.


         The Company was ranked third among discount brokerage firms in the July 1998 issue of SMART MONEY MAGAZINE in part based upon "a huge advance in its responsiveness and solid gains in on-line trading, mutual funds and breadth of products." In addition, unlike many discount brokerage firms, the firm offers a wide variety of underwriting and investment banking services. Such services, offered through its Capital Markets division, include acting as senior manager, co-manager or otherwise participating in the underwriting or sales syndicates of municipal, corporate debt and equity, government agency and mortgage/asset backed securities issues.

         The Company became a reporting company through a merger with J. Michaels, Inc. ("JMI"), a company not previously associated with Siebert
Financial Corp., effective on November 8, 1996. Following the merger, the Company's fiscal year was changed to December 31.

         The Company was incorporated on April 9, 1934 under the laws of the State of Delaware. Siebert was incorporated on June 13, 1969 under the laws of the State of Delaware. The principal executive offices of the Company and Siebert are located at 885 Third Avenue, 17th Floor, New York, New York 10022 and their telephone number is (212) 644-2400.

BUSINESS OVERVIEW

         Siebert provides services to its customers through two main divisions. Through its Retail division, Siebert provides discount brokerage and related services to its retail investor accounts. Through its Capital Markets division, Siebert offers institutional clients equity execution services on an agency basis as well as equity, fixed income and municipal underwriting and investment banking services. In addition, this division participates in the secondary markets for Municipal and U.S. Treasury securities and also trades listed closed end bond funds and certain other securities for its own account. This proprietary trading business is segregated from that of the agency business executed on behalf of institutional clients.

         The Company believes that it is the largest Woman-Owned Business Enterprise ("WBE") that is a New York Stock Exchange member in the capital markets business in the country and the largest Minority and Women's Business Enterprise ("MWBE") in the tax exempt underwriting business in the country through its affiliate Siebert, Brandford, Shank & Co., L.L.C.

THE RETAIL DIVISION


         DISCOUNT BROKERAGE AND RELATED SERVICES. The Securities and Exchange Commission (the "Commission") eliminated fixed commission rates on securities transactions on May 1, 1975, a date that would later come to be known as "May Day," spawning the discount brokerage industry; that very day, on the opening bell, Siebert executed its first discounted commission trade. The firm has been in business and a member of The New York Stock Exchange, Inc. (the "NYSE") longer than any other discount broker.


         Siebert's focus in its discount brokerage business is to serve retail clients who seek a wide selection of quality investment services at commissions that are substantially lower than those of full-commission firms and competitive with the national discounters. In fact, many of Siebert's new accounts come from such full-commission firms.

         Siebert clears all securities transactions on a fully-disclosed basis through National Financial Services Corp. ("NFSC"), a wholly owned subsidiary of Fidelity Investments. NFSC, with over $9 billion in assets, adds state-of-the-art technology as well as back-office experience to the operations of Siebert supplementing Siebert's in-house systems.

         Siebert serves investors who make their own investment decisions. Siebert seeks to assist its customers in their investment decisions by offering a number of value added services, including research by fax and quick and easy access to account information. The firm provides its customers with information via a toll-free 800 service direct to its representatives Monday through Friday between 7:30 a.m. and 7:30 p.m. Eastern Time. Through its SiebertNet, Siebert OnLine and Siebert MarketPhone services, 24 hour access is available to customers.

         INDEPENDENT RETAIL EXECUTION SERVICES. Siebert is independent of Over-the-Counter ("OTC") and Third Market market makers and consequently offers what it believes to be the best possible trade executions for customers. Siebert does not make markets in securities, nor does it position against customer orders. Most of the firm's listed orders are routed to the primary exchange for execution, however, all such customer orders are afforded the opportunity for price improvement. Through a service called NYSE Prime~, Siebert also has the ability to document to customers all price improvements received on orders executed on the NYSE when orders are filled at better than the National Best Bid/Offer.

         The firm's OTC orders are executed through a network of unaffiliated Nasdaq market makers with no single market maker executing all trades.
Additionally, the firm offers customers execution services through the SelectNet~ and Instinet~ systems for an additional fee. These systems give customers access to extended trading hours. Siebert believes that its OTC executions afford its customers the best possible opportunity for consistent price improvement. Siebert does not have any affiliation with market makers and therefore does not execute OTC trades through affiliated market makers.

         Siebert executes trades of fixed income securities through its Capital Markets division. Representatives of this division assist clients in buying, selling or shopping for competitive yields of fixed income securities, including municipal bonds, corporate bonds, U.S. Treasuries, mortgage-backed

----------
1 NYSE Prime is a service mark of the New York Stock Exchange, Inc. 2 SelectNet is a trademark of The Nasdaq Stock Market, Inc.
3  Instinet is a trademark of Reuters Group PLC.

securities,   Government  Sponsored  Enterprises,   Unit  Investment  Trusts  or
Certificates of Deposit. See "Description of Business -- Capital Markets Division."


         RETAIL  CUSTOMER  SERVICE.  Siebert  provides retail  customers,  at no additional charge, with personal service via toll-free access to dedicated customer support personnel for all of its products and services. The customer service department is located in its home office in New York City. The department is staffed and supervised by securities professionals qualified to address all of the clients' needs. Each representative is equipped with powerful workstations running multiple software programs simultaneously for quick response to customer inquiries. The workstations display real-time quotes, market information, up-to-date equity and margin balances, positions and account history. The Company has recently upgraded the software used by its discount trading representatives to a Windows NT platform from an existing terminal emulation program. The Company believes that this should result in additional efficiencies as it pertains to order entry and execution.



         PRODUCTS AND SERVICES. Siebert offers retail customers a variety of products and services designed to assist them with their investment needs and allow them the convenience of maintaining a single brokerage account for simplicity and security. The firm backs up its order execution service with a guarantee that states, "If you are dissatisfied with a trade for any reason, that trade is commission free," which excludes losses due to fluctuations in the market value of securities and applies only to commissions.

         Siebert's products and services include the Siebert Asset Management account featuring no-fee, no minimum check writing with payee detail; a dividend reinvestment program that allows for the automatic reinvestment of cash dividends as well as capital gains distribution; retirement accounts that are free of fees if the account maintains assets of at least $10,000; $100 million in protection per account, consisting of $500,000 in protection through Securities Investor Protection Corporation ("SIPC") and $99.5 million in additional protection at no charge; and free safekeeping services.

         ELECTRONIC SERVICES. Siebert provides customers with electronic delivery of services through a variety of means, as discussed below. Siebert believes, however, that the electronic delivery services, while cost efficient, do not offer a customer the ultimate in flexibility. Siebert believes a combination of electronic services and personalized telephonic service maintains customer loyalty and best serves the needs of most customers. To that end, all of the services of the firm are supported by trained licensed securities professionals.


         SIEBERTNET - Internet access with features including the efficiency and manageability of placing low commission stock and option orders, obtaining research and real time quotes, confirmation of pending and executed orders, access to late breaking news and valuable financial reports, as well as current account information including balances and positions. SiebertNet features have been upgraded to include news provided by CBS MarketWatch and research from Zacks. Additionally, the Company has signed a license agreement with Geo Interactive Media Group Ltd. whose Emblaze technology enables the delivery of true streaming, real-time multimedia over SiebertNet, including audio, video, animation and interactive content at existing 'low bandwidth' modem speeds and without plug-ins or server software. In addition, the Company has retained Gomez Advisors, Inc., a source of strategic research for brokerages, mutual funds, banks, and other commercial firms that utilize the Internet to enhance their customer relationships, to advise with respect to SiebertNet.


         SIEBERT ONLINE - the firm's popular PC software runs on Windows 3.1, Windows95 and Windows98~ - through a secure private connection. It features easy installation and intuitive operations but its design lends itself to the active trader as well. With the click of a mouse, investors can check their account status, get real-time quotes and place orders 24 hours a day.

         SIEBERT MARKETPHONE(R) - allows customers to trade at their convenience through touch-tone phones and to check balances and executions and receive free real-time quotes (including closed end mutual funds). The service also permits automatic transfer to a live broker or the use of the fax-on-demand feature to select an investment report to be delivered to a fax machine through the firm's Research by Fax(R) service.

----------
4 Windows 3.1, Windows95 and Windows98 are trademarks of the Microsoft Corporation.

         SELECTNET AND INSTINET - gives customers access to extended trading hours.

         PERFORMANCEFAX - allows customers to receive a comprehensive profit and loss analysis of their portfolios faxed each morning before the market opens. Alternatively, the customer can select from weekly and monthly schedules for receipt of PerformanceFax reports.

         SIEBERT FUNDEXCHANGE(R) - the FundExchange(R) Mutual Fund service provides customers with access to approximately 7,000 mutual funds, including 2,000 no-load funds, about 1,000 of which have no transaction fees.

         ON-LINE STATEMENT IMAGING SYSTEM - electronic imaging of customer statements are displayed directly on the screen of Siebert representatives for fast accurate detail of customer accounts.

         VISA(R)~ DEBIT CArd - allows customers the convenience of a Siebert VISA debit card.

         SIEBERT RESEARCH BY FAX - customers are able to call toll free from any touch tone telephone and select from a list of research reports that will be faxed 24 hours a day. Upon request, such reports will be mailed to customers or made available for customer pick-up at any branch.

         VIP PREMIERE STATEMENT - these statements offer a more sophisticated view of the brokerage account information including an account valuation section, an asset allocation pie chart, an enhanced activity section and a detailed income summary section.


         The Company, through its clearing agent, expects to roll out its voice recognition technology in the first quarter of 1999, which will allow its customers to use "natural-language" to obtain stock quotes, make trades and check balances. In addition, the Company, through its clearing agent, expects to unveil its new interactive palm-top service that will allow Siebert clients to make equity trades, receive confirmations, get real-time quotes and alerts, access account data, send and receive e-mail and more - all without a phone or computer. Using the newest wireless digital "push" technology, this beeper-sized, 4.9-ounce battery-operated device can be programmed to provide instant account updates and quotes. Its virtual real-time messaging capability will enable clients to communicate with others in virtual real-time. The two-way beeper fits into your palm, can easily clip to a belt or fit into a shirt pocket or purse. It features an extra-large backlit LCD display and a full-featured keyboard.


         NEW ACCOUNTS DEPARTMENT. Siebert maintains a separate New Accounts department to familiarize each customer with Siebert's variety of services, policies and procedures. The department assists in the development of new business received through the firm's print and broadcast advertising as well as its referral programs.

         The New Accounts department assesses the credit worthiness of customers and monitors control procedures for each new customer. These procedures include the use of a combination of nationally recognized fraud prevention services, credit bureaus and internal controls developed and maintained by Siebert. Management feels that these procedures minimize Siebert's exposure to customers' fraudulent activities.

         The New Accounts department staff also assists customers in document management and compliance with regulatory requirements.

         RETIREMENT ACCOUNTS. Siebert offers customers a variety of self-directed retirement accounts for which it acts as agent on all transactions. Custodial services are provided through an affiliate of NFSC, the firm's clearing agent, which also serves as trustee for such accounts. IRA, SEP IRA, ROTH IRA, 401(k) and KEOGH accounts can be invested in a wide array of mutual funds, stocks, bonds and other investments all through one consolidated account. Cash balances in these accounts are swept daily to the money market fund chosen by the customer. Retirement accounts in excess of $10,000 in assets are free of maintenance fees. Retirement accounts also enjoy free dividend reinvestment in more than 12,000 publicly traded securities and mutual funds allowing customers to automatically reinvest cash dividends and capital gains distributions for additional shares of the same security.

         CUSTOMER FINANCING. Customers' securities transactions are effected on either a cash or margin basis. Generally, a customer buying securities in a cash-only brokerage account is required to make

-------------------
(5)   VISA is a registered trademark of VISA International, Inc.

payment by the settlement date, generally three business days after the trade is executed. However, for purchases of certain types of securities, such as options, a customer must have a cash or a money market fund balance in his or her account sufficient to pay for the trade prior to its execution. When selling securities, a customer is required to deliver the securities, and is entitled to receive the proceeds, on the settlement date. In an account authorized for margin trading, Siebert arranges for the clearing agent to lend its customer a portion of the market value of certain securities up to the limit imposed by the Federal Reserve Board, which for most equity securities is initially 50%. Such loans are collateralized by the securities in the customer's account. Short sales of securities represent sales of borrowed securities and create an obligation to purchase the securities at a later date. Customers may sell securities short in a margin account subject to minimum equity and applicable margin requirements and the availability of such securities to be borrowed.

         In permitting a customer to engage in transactions, Siebert assumes the risk of its customer's failure to meet his or her obligations in the event of adverse changes in the market value of the securities positions in his or her account. Both Siebert and its clearing agent reserve the right to set margin requirements higher than those established by the Federal Reserve Board.


         CURRENT DEVELOPMENTs. In June 1998, Siebert signed a new one year agreement with NFSC which provides, among other things, for reduced ticket charges and execution fees. Such agreement provides for the retroactive effect of the new charges and execution fees in an amount not to exceed $1,000,000. If the new agreement had been effective for the entire calendar year 1997, Siebert would have realized monthly savings of a minimum of $150,000. In addition, Siebert will have reduced clearing costs and execution fees for the remainder of the contract term based on the volume of trades and customer account balances. The new agreement also provides increasing volume discounts as the monthly number of trades increases.



         Siebert's commission income per customer trade is trending down as the number of trades done on SiebertNet increases. For the month of October 1998, SiebertNet trades were approximately 21% of all Siebert trades. Siebert's online trading system was in the early stage of implementation in October 1997.


         OFFICES. Siebert currently maintains seven retail discount brokerage offices. See "Properties." Customers can visit the offices to obtain market information, place orders, open accounts, deliver and receive checks and securities, and obtain related customer services in person.
Nevertheless, most of Siebert's activities are conducted by telephone and mail.

         The New York office remains open Monday through Friday from 7:30 a.m. to 7:30 p.m., Eastern Time, while branch offices remain open from 9 a.m. to 5 p.m., Eastern Time, to service customers in person and by telephone.

         RISK MANAGEMENT. The principal credit risk to which the Company is exposed on a regular basis is to customers who fail to pay for their purchases or who fail to maintain the minimum required collateral for amounts borrowed against securities positions.

         Siebert has established policies with respect to maximum purchase commitments for new customers or customers with inadequate collateral to support a requested purchase. Managers have some flexibility in allowing certain transactions. When transactions occur outside normal guidelines, such accounts are monitored closely until their payment obligation is completed; if the customer does not meet the commitment, steps are taken to close out the purchase and minimize any losses.

         Siebert has a risk unit specifically responsible for monitoring all customer positions for the maintenance of required collateral. The unit also monitors accounts that may be concentrated unduly in one or more securities whereby a significant decline in the value of a particular concentrated security could reduce the value of the account's collateral below the account's loan obligation. Siebert has not had significant credit losses in the last five years.

         INFORMATION   SYSTEMS.   Siebert's   operations  rely  heavily  on  its
information  processing  and  communications   systems.   Siebert's  system  for
processing securities transactions is highly automated. Registered representatives equipped with online computer terminals can access customer account information, obtain securities prices and related information and enter and confirm orders online.

         To support its customer service delivery systems, as well as other applications such as clearing functions, account administration, record keeping and direct customer access to investment information, Siebert maintains a computer network in New York. Through its clearing agent, Siebert's computers are also linked to the major registered United States securities exchanges, the National Securities Clearing Corporation and The Depository Trust Company. Failure of Siebert's information processing or communication systems for a significant period of time could limit its ability to process its large volume of transactions accurately and rapidly. This could cause Siebert to be unable to satisfy its obligations to customers and other securities firms, and could result in regulatory violations. External events, such as an earthquake or power failure, loss of external information feeds, such as security price information, as well as internal malfunctions, such as those that could occur during the implementation of system modifications, could render part or all of such systems inoperative.

         To enhance the reliability of the system and integrity of data, Siebert maintains carefully monitored backup and recovery functions. These include logging of all critical files intra-day, duplication and storage of all critical data outside of its central computer site each evening, and maintenance of facilities for backup and communications located offsite.

CAPITAL MARKETS DIVISION

         In 1991, Siebert formalized its commitment to its institutional customer base by creating a separate capital markets division (the "Capital Markets Division"). This division has served as a co-manager, selling group member or underwriter on a full spectrum of securities offerings by municipalities, corporations and Federal agencies.

         The two principal areas of the Capital Markets Division are investment banking and institutional equity execution services.

         INVESTMENT BANKING. Siebert offers investment banking services to corporate and municipal clients through its Capital Markets Division which participates in public offerings of equity and debt securities for sale to institutional and individual investors.


         Siebert has participated as an underwriter for taxable and tax-exempt debt, raising capital for many types of issuers including states, counties, cities, transportation authorities, sewer and water authorities and housing and education agencies. Since it began underwriting in 1989, the firm has either senior or co-managed over $100 billion in total transaction value of municipal debt. Siebert has participated as an underwriter in several of the largest common stock offerings that have come to market, including Conrail, Allstate, PacTel Corporation, Estee Lauder and Lucent Technologies. The firm has participated as an underwriter or selling group member in over 210 corporate offerings, including debt issuances, totaling over $137 billion in total transaction value.

         During 1996, Siebert formed the Siebert, Brandford, Shank division of the investment banking group to add to the former activities of Siebert's tax exempt underwriting department. This division is primarily comprised of a group of investment banking professionals who were previously employed by the 13th largest tax exempt underwriting firm in the country. The operations of the Siebert, Brandford, Shank division were moved on July 1, 1998 to a newly formed entity, Siebert, Brandford, Shank & Co., L.L.C. Two individuals, Mr. Napoleon Brandford and Ms. Suzanne F. Shank, own 51% of the equity and are entitled to 51% of the net profits, after Siebert's recovery of start-up expenses, while Siebert is entitled to the balance. The group has made Siebert a more significant factor in the tax exempt underwriting area and is expected to enhance Siebert's government and institutional relationships as well as the breadth of products that can be made available to retail clients. See "Risk Factors --Capitalization of Siebert, Brandford, Shank & Co., L.L.C."

         Pending transfer to Siebert, Brandford, Shank & Co., L.L.C., the municipal bond business was operated as a division of Siebert, pursuant to the financial arrangement previously described.

         In addition to occupying a portion of Siebert's existing offices in New York, Siebert, Brandford, Shank & Co., L.L.C. operates out of offices in San Francisco, Seattle, Houston, Chicago, Detroit, Los Angeles and Dallas.


         The Siebert, Brandford, Shank division has co-managed or senior co-managed offerings of over $27 billion in total transaction value and senior managed offerings of over $700 million in total transaction value. Clients include the States of California, Texas and Washington and the Cities of New York, Chicago, Detroit and St. Louis.


         The principal sources of revenue of the Capital Markets Division are underwriting profits and management fees derived from underwriting.

         Certain risks are involved in the underwriting of securities. Underwriting syndicates agree to purchase securities at a discount from the initial public offering price. If the securities must be sold below the syndicate cost, an underwriter is exposed to losses on the securities that it has committed to purchase. In the last several years, investment banking firms have increasingly underwritten corporate and municipal offerings with fewer syndicate participants or, in some cases, without an underwriting syndicate. In such cases, the underwriter assumes a larger part or all of the risk of an underwriting transaction. Under Federal securities laws, other laws and court decisions, an underwriter is exposed to substantial potential liability for material misstatements or omissions of fact in the prospectus used to describe the securities being offered. While municipal securities are exempt from the registration requirements of the Securities Act of 1933, as amended, underwriters of municipal securities nevertheless are exposed to substantial potential liability in connection with material misstatements or omissions of fact in the offering documents prepared in connection with offerings of such securities.

         INSTITUTIONAL EQUITY EXECUTION SERVICES. The firm emphasizes personalized service, professional order handling and client satisfaction to approximately 600 institutional accounts. It utilizes up to 15 independent floor brokers that use an extensive network linked via direct "ring down" circuits. Each broker is strategically located on a major exchange which allows Siebert to execute orders in all market environments. Utilizing its clearing arrangement, Siebert has the ability to provide foreign execution and clearing services to institutional customers. Although the firm has a proprietary trading function, it does not execute customer orders against such proprietary positions because Siebert believes its client's interest in a transaction should always be placed above any other interest. The firm's institutional client list includes some of the largest pension funds, investment managers and banks across the country. The firm trades an average of 540,000 shares daily for institutional investors and for its own account.

         The Institutional Equity Execution Services department utilizes the Siebert Real-Time List Execution ("SRLX") system. The SRLX system is designed exclusively for institutional customers who employ the use of basket trading strategies in their portfolio management. This system enables the Capital Markets Division to simultaneously manage an array of baskets for multiple clients while providing real-time analysis. The SRLX system can be integrated into an existing local area network. It is built with the latest 32 bit technology to take advantage of today's Pentium6-based PCs running Microsoft Windows98, Windows95 or Windows NT.7 Data integrity is assured through a private digital T1 line with built-in network redundancy.

         The SRLX system is built for institutional customers with features designed to add significant value to their trading capabilities. This system's features include: design and development by in-house professionals for reliability and speed; sophisticated graphical interface allowing exceptional control and monitoring; real-time order entry, reporting and messaging from the inter-market trading network; real-time basket analysis including average pricing and liquidity; multiple basket management from a single window; account allocation and automated report uploading; customized client reports; active intervention for large blocks or inactive stocks; and built-in fail-safe and recovery system.

ADVERTISING, MARKETING AND PROMOTION

         Siebert develops and maintains its retail customer base through printed advertising in financial publications, broadcast commercials over national and local cable TV channels as well as promotional efforts and public appearances by Ms. Siebert. Additionally, a significant portion of the firm's new business is developed directly from referrals by satisfied customers. Many of the firm's competitors expend substantial funds in advertising and direct solicitation of prospects and customers to increase their share of the market.

         The Capital Markets Division maintains a practice of announcing in advance that it will contribute a portion of the net commission revenues it derives from sales of certain negotiated new issue equity, municipal and government bonds to charitable organizations. Siebert is certified as a WBE with numerous states, agencies and authorities. Siebert is the only WBE which offers both retail and institutional product distribution capabilities. It is also the largest WBE with significant minority participation. Although it has been a member of the New York Stock Exchange since 1967, new business opportunities have become available to it based upon its status as a WBE. See "Description of Business - Regulation."

COMPETITION

         Siebert encounters significant competition from full-commission and discount brokerage firms, as well as from financial institutions, mutual fund sponsors and other organizations many of which are significantly larger and better capitalized than Siebert. The general financial success of the securities industry over the past several years has strengthened existing competitors. Siebert believes that such success will continue to attract additional competitors such as banks, insurance companies, providers of online financial and information services and others as they expand their product lines. Many of these competitors are larger, more diversified, have greater capital resources, and offer a wider range of services and financial products than Siebert. Some such firms are offering their services over the facilities of the

----------
6 Pentium is a trademark of the Intel Corporation.
7 Microsoft  Windows98,  Windows95 and WindowsNT are trademarks of the Microsoft
  Corporation.

internet and have devoted more resources to and have more elaborate web sites than the Company. See "Use of Proceeds." Siebert competes with a wide variety of vendors of financial services for the same customers. Siebert believes that its main competitive advantages are quality of execution and service, responsiveness, price of services and products offered and the breadth of its product line.

         There are currently over sixty principal competitors with Siebert in the discount brokerage business. Siebert charges commissions generally lower than other discount brokers but more than some others. In investment banking, Siebert's principal competitors for business include both national and regional firms, some of whom have resources substantially greater than Siebert's. Siebert believes that it is one of the largest independent discount brokerage firms, as most firms that were previously independent have been purchased by or merged into larger financial institutions.

REGULATION


         The securities industry in the United States is subject to extensive regulation under both Federal and state laws. The Commission is the Federal agency charged with administration of the Federal securities laws. Siebert is registered as a broker-dealer with the Commission, the NYSE and the National Association of Securities Dealers, Inc. ("NASD"). Much of the regulation of broker-dealers has been delegated to self-regulatory organizations, principally the NASD and national securities exchanges such as the NYSE which is Siebert's primary regulator with respect to financial and operational compliance. These self-regulatory organizations adopt rules (subject to approval by the Commission) governing the industry and conduct periodic examinations of broker-dealers. Securities firms are also subject to regulation by state securities authorities in the states in which they do business. Siebert is registered as a broker-dealer in 48 states, the District of Columbia and Puerto Rico.

         The principal purpose of regulations and discipline of broker-dealers is the protection of customers and the securities markets, rather than protection of creditors and shareholders of broker-dealers. The regulations to which broker-dealers are subject cover all aspects of the securities business, including training of personnel, sales methods, trading practices among broker-dealers, uses and safekeeping of customers' funds and securities, capital structure of securities firms, record keeping, fee arrangements, disclosure to clients, and the conduct of directors, officers and employees. Additional legislation, changes in rules promulgated by the Commission and by self-regulatory organizations or changes in the interpretation or enforcement of existing laws and rules may directly affect the method of operation and profitability of broker-dealers and investment advisers. The Commission, self-regulatory organizations and state securities authorities may conduct administrative proceedings which can result in censure, fine, cease and desist orders or suspension or expulsion of a broker-dealer or an investment adviser, its officers or its employees. Neither the Company nor Siebert has been the subject of any such administrative proceedings.


         As a registered broker-dealer and NASD member organization, Siebert is required by Federal law to belong to SIPC, which provides, in the event of the liquidation of a broker-dealer, protection for securities held in customer accounts held by the firm of up to $500,000 per customer, subject to a limitation of $100,000 on claims for cash balances. The SIPC is funded through assessments on registered broker-dealers. In addition, Siebert, through its clearing agent, has purchased from private insurers additional account protection of up to $99.5 million per customer, as defined, for customer securities positions only. Stocks, bonds, mutual funds and money market funds are considered securities and are protected on a share basis for the purposes of SIPC protection and the additional protection. Neither SIPC protection nor the additional protection applies to fluctuations in the market value of securities.

         Siebert is also authorized by the Municipal Securities Rulemaking Board to effect transactions in municipal securities on behalf of its customers and has obtained certain additional registrations with the Commission and state regulatory agencies necessary to permit it to engage in certain other activities incidental to its brokerage business.

         Margin lending arranged by Siebert is subject to the margin rules of the Board of Governors of the Federal Reserve System and the NYSE. Under such rules, broker-dealers are limited in the amount they may lend in connection with certain purchases and short sales of securities and are also required to impose certain maintenance requirements on the amount of securities and cash held in margin accounts. In addition, those rules and rules of the Chicago Board Options Exchange govern the amount of margin customers must provide and maintain in writing uncovered options.

         In 1996, voters in the State of California approved Proposition 209, a proposed statewide constitutional amendment by initiative, and the Governor issued an executive order requiring state officials to immediately implement the initiative. Proposition 209 bans preferential treatment for women and minorities in state programs. Under Proposition 209, state agencies have been ordered to end all quotas or set asides. A number of lawsuits were filed challenging the constitutionality of the proposition under the Fourteenth Amendment and the equal protection clause and a court in San Francisco issued an injunction blocking the implementation of the proposition. The Court of Appeals for the Ninth Circuit considered the appeal of the injunction blocking Proposition 209's implementation. Such Court expressly upheld Proposition 209 and the Governor responded to the decision by signing an executive order abolishing minority preferences in the awarding of state contracts. Ms. Siebert believes that, irrespective of the legal requirements, as long as there is a "sensitivity to diversity and competitive equality," opportunities will be available for qualified WBEs and MWBEs. See "Description of Business - Advertising, Marketing and Promotion."

NET CAPITAL REQUIREMENTS


         As a registered broker-dealer, Siebert is subject to the Commission's Uniform Net Capital Rule (Rule 15c3-1) (the "Net Capital Rule"), which has also been adopted through incorporation by reference in NYSE Rule 325. Siebert is a member firm of the NYSE and the NASD. The Net Capital Rule specifies minimum net capital requirements for all registered broker-dealers and is designed to measure financial integrity and liquidity. Failure to maintain the required regulatory net capital may subject a firm to suspension or expulsion by the NYSE and the NASD, certain punitive actions by the Commission and other regulatory bodies and, ultimately, may require a firm's liquidation.

         Regulatory net capital is defined as net worth (assets minus liabilities), plus qualifying subordinated borrowings, less certain deductions that result from excluding assets that are not readily convertible into cash and from conservatively valuing certain other assets. These deductions include charges that discount the value of firm security positions to reflect the possibility of adverse changes in market value prior to disposition.

         The Net Capital Rule requires notice of equity capital withdrawals to be provided to the Commission prior to and subsequent to withdrawals exceeding certain sizes. The Net Capital Rule also allows the Commission, under limited circumstances, to restrict a broker-dealer from withdrawing equity capital for up to 20 business days.

         The firm falls within the provisions of Rule 240.15c3-1(a)(1)(ii) promulgated by the Commission. Siebert has elected to use the alternative method, permitted by the rule, which requires that Siebert maintain minimum net capital, as defined, equal to the greater of $250,000 or 2 percent of aggregate debit balances arising from customer transactions, as defined. (The net capital rule of the NYSE also provides that equity capital may not be withdrawn or cash dividends paid if resulting net capital would be less than

5 percent of aggregate debits.) At September 30, 1998, Siebert had net capital of $11.2 million and net capital requirements of $250,000 under Regulation 240.15c3-1(a)(1)(ii). Siebert is not subject to Commission Rule 15c3-3 and claims exemption from the reserve requirement under Section 15c3-3(k)(2)(ii). The firm maintains net capital in excess of the Commission requirements.

EMPLOYEES

         The Company currently has approximately 120 employees, all of whom are full time and four of whom are corporate officers. None of the employees are represented by a union, and the Company believes that its relations with its employees are good.

PROPERTIES

         Siebert operates its business out of the following fourteen leased offices:

                                            Approximate          Expiration
                                           Office Area in      Date of Current         Renewal
Location                                    Square Feet            Lease                Terms
--------                                    -----------            -----                -----

Corporate Headquarters, Retail and
Investment Banking Office
-------------------------
885 Third Ave.
New York, NY  10022                           7,828 SF             4/30/03                None

Retail Offices
--------------

                                              1,000 SF            12/31/00                None
9693 Wilshire Boulevard
Beverly Hills, CA  90212

4400 North Federal Highway                    1,038 SF             2/28/02                None
Boca Raton, FL  33431


55 Madison Avenue                               140 SF          Month to month            None
Morristown, NJ  07960


400 Fifth Avenue - South                      1,008 SF             4/22/99                None
Naples, FL  33940

240A South County Road                          770 SF             10/14/00          2 year option
Palm Beach, FL  33480


9569 Harding Avenue                           1,150 SF          Month to month           None
Surfside, FL  33154


Investment Banking Offices
--------------------------

30 N. LaSalle Street                          1,613 SF             8/31/99               None
Chicago, IL  60602

1845 Woodall Rodgers Freeway                    224 SF          Month to month           None
Dallas, TX  75201

400 Renaissance Center                        1,500 SF          Month to month           None
Detroit, MI  48243


                                            Approximate          Expiration
                                           Office Area in      Date of Current         Renewal
Location                                    Square Feet            Lease                Terms
--------                                    -----------            -----                -----

400 Louisiana                                1,513 SF             6/29/99               None
Houston, TX 77002

523 West 6th Street                          1,138 SF          Month to month           None
Los Angeles, CA  90014

220 Sansome Street                           3,250 SF             2/28/00               None
San Francisco, CA  94104

601 Union Street                               325 SF          Month to month           None
Seattle, WA  98101

         The Company believes that its properties are in good condition and are suitable and adequate for the Company's business operations.

LEGAL PROCEEDINGS

         Siebert is involved in various routine lawsuits of a nature which is deemed customary and incidental to its business. In the opinion of management, the ultimate disposition of such actions will not have a material adverse effect on its financial position or results of operations.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The directors and executive officers of the Company are:

Name                          Age           Position
----                          ---           --------

Muriel F. Siebert             65            Chair, President and Director

Nicholas P. Dermigny          40            Executive  Vice   President,   Chief
                                            Operating Officer and Director


Daniel Iesu                   38            Secretary

Patricia L. Francy            52            Director

Jane H. Macon                 51            Director

Monte E. Wetzler              62            Director

         Certain information furnished to the Company by each director and executive officer is set forth below.

         Muriel F. Siebert has been Chair, President and a director of Siebert since 1969 and the Company since November 8, 1996. The first woman member of the New York Stock Exchange on December 28, 1967, Ms. Siebert served as Superintendent of Banks of the State of New York from 1977 to 1982. She is a director of the New York State Business Council, the National Women's Business Council, the International Women's Forum and the Boy Scouts of Greater New York.

         Nicholas P. Dermigny has been Executive Vice President and Chief Operating Officer of Siebert since joining the firm in 1989 and the Company since November 8, 1996. Prior to 1993, he was responsible for the Retail division. Mr. Dermigny became a director of the Company on November 8, 1996.


         Daniel Iesu has been Secretary of Siebert since October 1996 and of the Company since November 8, 1996. He has been Controller of Siebert since 1989.

         Patricia L. Francy is Treasurer and Controller of Columbia University. She previously served as the University's Director of Finance and Director of Budget Operations and has been associated with the University since 1969. Ms. Francy became a director of the Company on March 11, 1997.

         Jane H. Macon is a partner with the law firm of Fulbright & Jaworski L.L.P., San Antonio, Texas. Ms. Macon has been associated with the firm since 1983. Ms. Macon became a director of the Company on November 8, 1996.

         Monte E. Wetzler is a partner with the New York law firm of Brown Raysman Millstein Felder & Steiner, LLP and chairman of its corporate department. From 1988 until October 31, 1996, Mr. Wetzler was a partner with the New York law firm of Whitman Breed Abbott & Morgan, chairman of its corporate department and a member of its executive committee. Mr. Wetzler became a director of the Company on November 8, 1996.

         The Board of Directors has standing Audit and Compensation Committees consisting of Ms. Francy, Ms. Macon and Mr. Wetzler with Ms. Siebert serving as a non-voting member.

         Directors are elected by the shareholders at each annual meeting or, in the case of a vacancy, appointed by the directors then in office, to serve until the next annual meeting or until their successors are elected and qualified. Pursuant to the Company's bylaws, its officers are chosen annually by the Board of Directors and hold office until their respective successors are chosen and qualified.

EXECUTIVE COMPENSATION OF THE COMPANY

         The following table sets forth certain information with respect to compensation awarded to, earned by or paid to (a) the Company's Chief Executive Officer and (b) each of the four most highly compensated executive officers of the Company as of the 1997 year end (other than the Chief Executive Officer) whose total annual salary and bonus exceeded $100,000, in each case for the preceding three fiscal years (collectively, the "Named Executives"). In 1997, 1996 and 1995, there were only two such persons.

                           SUMMARY COMPENSATION TABLE

Name and Principal Position       Year              Salary ($)         Bonus($)
---------------------------       ----              ----------         --------

Muriel F. Siebert                 1997              $  150,000       $       --
Chair and President               1996                 150,000        2,975,000
                                  1995                 108,000        3,017,000

Nicholas P. Dermigny              1997                 125,000          187,500
Executive Vice President          1996                 125,000          205,000
and Chief Operating Officer       1995                 125,000          175,000

Daniel Iesu                       1997                  50,000           65,000
Secretary                         1996                  50,000           53,250
                                  1995                  47,692           42,500

COMPENSATION OF DIRECTORS

         Directors who are not employees of the Company or its subsidiaries are paid a fee at an annual rate of $10,000. On March 11, 1997, each of the non-employee directors of the Company received an option to purchase 40,000 shares of Common Stock at an exercise price of $2.313 per share expiring on the fifth anniversary of the date of grant. Officers and employees of the Company or its subsidiaries receive no remuneration for their services as directors. The Company indemnifies its directors to the extent permitted by applicable law.

STOCK OPTION PLAN

         The Company's 1997 Stock Option Plan (the "Stock Option Plan") was adopted by the Board of Directors in March 1997 and approved by the shareholders on December 1, 1997. The Stock Option Plan permits the issuance of either options intended to qualify as incentive stock options ("Incentive Stock Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options not intended to so qualify ("Nonstatutory Stock Options"). The aggregate fair market value of Common Stock for which a participant is granted Incentive Stock Options that first become exercisable during any given calendar year will be limited to $100,000. To the extent such limitation is exceeded, an option will be treated as a Nonstatutory Stock Option.

         The Stock Option Plan provides for the grant of options to purchase up to 2,100,000 shares of Common Stock to employees of the Company and its subsidiaries. The Stock Option Plan is administered by a committee of the Board of Directors consisting of Patricia L. Francy, Jane H. Macon and Monte E. Wetzler (the "Committee") that selects persons to receive awards under the Stock Option Plan, determines the amount of each award and the terms and conditions governing such award, interprets the Stock Option Plan and any awards granted thereunder, establishes rules and regulations for the administration of the Stock Option Plan and takes any other action necessary or desirable for the administration of the Stock Option Plan. The Stock Option Plan may be amended by the Board of Directors as it deems advisable; provided, however, that no amendment will become effective unless approved by affirmative vote of the Company's shareholders if such approval is necessary for the continued validity of the Stock Option Plan or if the failure to obtain such approval would adversely affect the compliance of the Stock Option Plan under any applicable rule or regulation. No amendment may, without the consent of a participant, impair such participant's rights under any option previously granted under the Stock Option Plan.

         The price for which shares of Common Stock may be purchased upon the exercise of an option will be the fair market value of such shares on the date of the grant of such option; provided, however, that an Incentive Stock Option granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company shall have a purchase price for the underlying shares equal to 110% of the fair market value of the Common Stock on the date of grant. An option may be granted for a term not to exceed ten years from the date such option is granted. An Incentive Stock Option awarded to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company may not, in any event, be exercisable after the expiration of five years from the date such Incentive Stock Option is granted. All options will be exercisable in accordance with the terms and conditions set forth in the option agreements evidencing the grant of such options. Except under limited circumstances involving termination of employment due to retirement or death or disability, a participant may not exercise any option granted under the Stock Option Plan within the first year after the date of the grant of such option.

         Full payment of the purchase price for shares of Common Stock purchased upon the exercise, in whole or in part, of an option granted under the Stock Option Plan must be made at the time of such exercise. The Stock Option Plan provides that the purchase price may be paid in cash or in shares of Common Stock valued at their fair market value on the date of purchase. Alternatively, an option may be exercised in whole or in part by delivering a properly executed exercise notice, together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price and applicable withholding taxes, and any other documents that the Committee deems necessary.

         During a participant's lifetime, options granted under the Stock Option Plan will be exercisable only by such participant. Furthermore, any options granted under the Stock Option Plan may not be transferred, other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, a participant may transfer a Nonstatutory Stock Option granted under the Stock Option Plan to his or her spouse, children and/or grandchildren, or to one or more trusts for the benefit of such family members, if the agreement evidencing such option so provides and the participant does not receive any consideration for the transfer.


         On May 16, 1997, the Company granted options to certain of its employees at an exercise price of $2.313 per share, including options to purchase 200,000 shares of Common Stock to its Executive Vice President and Chief Operating Officer and 60,000 shares to its Secretary. On November 6, 1997, the Company granted options to purchase 40,000 shares of Common Stock to its former Executive Vice President and Chief Financial Officer at an exercise price of $2.219 per share. On February 9, 1998, the Company granted options to certain of its employees at an exercise price of $2.688 per share, including options to purchase 40,000 shares of Common Stock to its Executive Vice President and Chief Operating Officer, 8,000 shares of Common Stock to its former Executive Vice President and Chief Financial Officer and 8,000 shares of Common Stock to its Secretary. All such options are exercisable at a rate of 20% on the first, second, third, fourth and fifth anniversaries of the date of grant and expire after the tenth anniversary of the date of grant; options to purchase an aggregate of 908,800 shares of Common Stock are currently outstanding and held by 33 employees. Details of such grants are summarized below:

--------------------------------------------------------------------------------
                             1997 STOCK OPTION PLAN
--------------------------------------------------------------------------------
NAME AND POSITION                            FAIR VALUE ($)(1)  NUMBER OF UNITS
--------------------------------------------------------------------------------
Muriel F. Siebert, Chair and President                 0                 0
--------------------------------------------------------------------------------
Nicholas P. Dermigny, Executive                  287,200           240,000
Vice President and Chief Operating Officer
--------------------------------------------------------------------------------
Daniel Iesu, Secretary                            82,040            68,000
--------------------------------------------------------------------------------
Executive Group (3 persons)                      369,240           308,000
--------------------------------------------------------------------------------
Patricia L. Francy                                     0                 0
--------------------------------------------------------------------------------
Jane H. Macon                                          0                 0
--------------------------------------------------------------------------------
Monte E. Wetzler                                       0                 0
--------------------------------------------------------------------------------
Non-Executive Director Group (3 persons)               0                 0
--------------------------------------------------------------------------------
Non-Executive Officer Employee                   538,184           440,800
Group (approximately 31 persons)
--------------------------------------------------------------------------------


RESTRICTED STOCK AWARD PLAN

         The 1998 Restricted Stock Award Plan (the "Plan"), provides for awards of not more than 60,000 shares of Common Stock, subject to adjustments for stock splits, stock dividends and other changes in the Company's capitalization, to key employees, to be issued either immediately after the award or at a future date. As provided in the Plan and subject to restrictions, shares awarded may not be disposed of by the recipients for a period of one year from the date of the award. Cash dividends on shares awarded are held by the Company for the benefit of the recipients, subject to the same restrictions as the award. Such dividends (without interest) are paid to the recipients upon lapse of the restrictions.

         Pursuant to the Plan, 400 shares of the Company's Common Stock was awarded to each of 110 employees of the Company, effective January 5, 1998. Additional awards of 400 shares were granted to each of three individuals, effective February 20, 1998. For shares that have been issued, the market value at the date of the awards was $2.25 and $5.75, respectively.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         As a registered broker-dealer, the Company is subject to the Uniform Net Capital Rule (Rule 15c3-1) promulgated by the Commission. "Net capital" is defined as net worth (assets minus liabilities), plus qualifying subordinated borrowings, less certain deductions. Ms. Siebert has executed subordinated notes in favor of the Company in the principal amount of $3 million which bear interest at rates ranging from 4% to 8%.

         In addition, pursuant to a Temporary Subordination Agreement entered into on June 30, 1998 expiring on August 14, 1998 Siebert loaned $3 million to SBS, its 49% joint venture partner, which was subsequently repaid. Previously, Siebert lent $1.2 million to SBS on a subordinated basis which bears interest at 10% and is due in 2001.


         The foregoing relationship and transactions have been approved by the Board or a committee of the Board or by the shareholders and, to the extent that such arrangements are available from non-affiliated parties, are on terms no less favorable to the Company than those available from non-affiliated parties.

----------
1 The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: dividend yields ranging from 0% to 3.3%, expected volatility ranging from 25% to 39%, risk-free interest rates ranging from 6.20% to 6.43%, and expected lives ranging from 5 to 10 years.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth certain current information with respect to beneficial ownership of the Common Stock by each person (or group of affiliated persons) who is known to the Company to own beneficially more than 5% of the Common Stock, by each of the Company's directors and executive officers and by all directors and executive officers as a group. The persons named in the table have sole voting and investment power with respect to all shares of Common stock shown as beneficially owned by them.

         Name                                      Shares         Percentage(1)
         ----                                      ------         -------------

       Muriel F. Siebert                       20,212,000             96.3%(2)
       885 Third Avenue, Suite 1720
       New York, New York 10022


       Nicholas P. Dermigny                        40,400(3)                *
       Daniel Iesu                                 12,400(4)                *
       Patricia L. Francy                          40,000(5)                *
       Jane H. Macon                               40,000(5)                *
       Monte E. Wetzler                            40,000(5)                *
       Directors and executive officers        20,384,800(6)          96.3%
         as a group (6 persons)


       ----------------
       * Less than 1%

(1) Percentages computed in accordance with Rule 13d-3 promulgated under the Exchange Act.

(2) Includes 222,000 shares of Common Stock owned by the Muriel F. Siebert Foundation, Inc. as to which shares Ms. Siebert has voting and investment power.

(3) Includes 40,000 shares of Common Stock which Mr. Dermigny has the right to acquire pursuant to a stock option grant.

(4) Includes 12,000 shares of Common Stock which Mr. Iesu has the right to acquire pursuant to a stock option grant.

(5) Consists of 40,000 shares of Common Stock which the director has the right to acquire pursuant to a stock option grant.

(6) Includes options to purchase an aggregate of 172,000 shares of Common Stock described in footnotes 3, 4 and 5 above.

                               THE RIGHTS OFFERING

THE RIGHTS


         The Company has distributed transferable Rights, at no cost, to the record holders ("Holders") of the Common Stock outstanding as of the Record Date. The Company distributed one (1) Right for each share of Common Stock held of record on the Record Date. The Rights are evidenced by transferable Subscription Certificates. The Company's majority shareholder, Chair and President, Muriel F. Siebert, has indicated to the Company that to encourage increased public ownership of stock, and consistent with her waiving her receipt of past cash dividends, she has waived the receipt of the Rights to which she would otherwise be entitled. An aggregate of up to approximately 1,100,000 shares of Common Stock (the "Underlying Shares") will be sold upon exercise of the Rights.

         No Subscription Certificate may be divided in such a way as to permit the holder to receive a greater number of Rights than the number to which such Subscription Certificate entitles its holder, except that a depositary, bank, trust company, and securities broker or dealer holding shares of Common Stock on the Record Date for more than one beneficial owner may by delivering a written request by 5:00 p.m., New York City time, on Monday, November 30, 1998 and, upon proper showing to the Subscription Agent, exchange its Subscription Certificate to obtain a Subscription Certificate for the number of Rights to which all such beneficial owners in the aggregate would have been entitled had each been a Holder on the Record Date.


SUBSCRIPTION PRICE


         The Subscription Price is $7.50 per Underlying Share subscribed for pursuant to the Basic Subscription Privilege or the Oversubscription Privilege. The Subscription Price of the Rights has been determined by the Board of Directors of the Company based upon an opinion of Advest, Inc., its financial advisor, and represented a discount to the market price of the Common Stock at the date of commencement of this offering.

COMMENCEMENT DATE; EXTENDED EXPIRATION DATE

         This offering commenced on July 31, 1998. Primarily due to recent market conditions, the Company has extended the expiration date of this offering from 5:00 p.m., New York City time, on Friday, November 6, 1998 to 5:00 p.m., New York City time, on Wednesday, December 15, 1998 (the "Extended Expiration Date"). As of the close of business on Wednesday, November 4, 1998, rights to purchase an aggregate of 21,309 shares of Common Stock had been exercised pursuant to the Basic Subscription Privilege and the Oversubscription Privilege. Shareholders are encouraged to consider this offering carefully prior to the Extended Expiration Date. After the Extended Expiration Date, this offering will be null and void unless further extended (which is not now contemplated). The Company will not be obligated to honor any purported exercise of Rights received by the Subscription Agent after the Extended Expiration Date, regardless of when the documents relating to such exercise were sent, except pursuant to the Guaranteed Delivery Procedures described below.


SUBSCRIPTION PRIVILEGES

         Basic Subscription Privilege. Pursuant to the Basic Subscription Privilege, each Right will entitle the holder thereof to receive, upon payment of the Subscription Price, one (1) share of Common Stock. Certificates representing shares of Common Stock purchased pursuant to the Basic Subscription Privilege will be delivered to subscribers as soon as practicable after the Extended Expiration Date.

         OVERSUBSCRIPTION PRIVILEGE. Subject to the allocation described below, each Right also carries the right to subscribe pursuant to the Oversubscription Privilege at the Subscription Price for a number of additional shares of Common Stock available after satisfaction of all subscriptions pursuant to the Basic Subscription Privilege, subject to proration by the Company under certain circumstances. The right to subscribe for additional shares of Common Stock pursuant to the Oversubscription Privilege is not transferable.


         Underlying Shares will be available for purchase pursuant to the Oversubscription Privilege only to the extent that any Underlying Shares are not subscribed for through the Basic Subscription Privilege. If the Underlying Shares not subscribed for through the Basic Subscription Privilege ("Excess Shares") are not sufficient to satisfy all subscriptions pursuant to the Oversubscription Privilege, the Excess Shares will be allocated pro rata (subject to the elimination of fractional shares) among those holders of Rights exercising the Oversubscription Privilege, in proportion to the number of shares requested by them pursuant to the Oversubscription Privilege; provided, however, that if such pro rata allocation results in any holder being allocated a greater number of Excess Shares than such holder subscribed for pursuant to the exercise of such holder's Oversubscription Privilege, then such holder will be allocated only such number of shares of Excess Shares as such holder subscribed for and the remaining Excess Shares will be allocated among all other holders exercising Oversubscription Privileges; provided, however, that if such pro rata allocation results in any holder being allocated a greater number of Excess Shares than such holder subscribed for pursuant to the exercise of such holder's Oversubscription Privilege, then such holder will be allocated only such number of shares of Excess Shares as such holder subscribed for and all the remaining Excess Shares will be allocated among all other holders exercising Oversubscription Privileges. Only Record Date shareholders who exercise the
Basic  Subscription   Privilege  in  full  will  be  entitled  to  exercise  the
Oversubscription Privilege. Transferees of Rights may not exercise the Oversubscription Privilege with respect to such Rights. Certificates representing shares of Common Stock purchased pursuant to the Oversubscription Privilege will be delivered to subscribers as soon as practicable after the Extended Expiration Date and after all prorations have been effected.


         Banks, brokers and other nominee holders of Rights who exercise the Basic Subscription Privilege and the Oversubscription Privilege on behalf of beneficial owners of Rights will be required to certify to the Subscription Agent and the Company, in connection with the exercise of the Oversubscription Privilege, as to the aggregate number of Rights that have been exercised and the number of Underlying Shares that are being subscribed for pursuant to the Oversubscription Privilege by each beneficial owner of Rights on whose behalf such nominee holder is acting and that such person was a beneficial owner on the Record Date.

EXERCISE OF RIGHTS


         Rights may be  exercised by  delivering  to American  Stock  Transfer &
Trust Company, as the Subscription Agent, on or prior to 5:00 p.m., New York City time, on the Extended Expiration Date, the properly completed and executed Subscription Certificate evidencing such Rights with any required signature guarantees, together with payment in full of the Subscription Price for each Underlying Share subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege. Such payment in full must be by (a) check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to American Stock Transfer & Trust Company, as Subscription Agent, or
(b) wire transfer of funds to the account maintained by the Subscription Agent for such purpose at the Chase Manhattan Bank, Account No. 323294723; ABA No. 021000021. The Subscription Price will be deemed to have been received by the Subscription Agent only upon (i) clearance of any uncertified check, (ii) receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank or any postal, telegraphic or express money order or (iii) receipt of good funds in the Subscription Agent's account designated above. If paying by uncertified personal check, please note that the funds paid thereby may take at least five business days to clear. Accordingly, holders of Rights who wish to pay the Subscription Price by means of uncertified personal check are urged to make payment sufficiently in advance of the Extended Expiration Date to ensure that such payment is received and clears by such date and are urged to consider payment by means of certified or cashier's check, money order or wire transfer of funds.

         The address to which the Subscription Certificates and payment of the Subscription Price should be delivered is:


                                       AMERICAN STOCK TRANSFER & TRUST COMPANY
                 BY MAIL:                         BY FACSIMILE TRANSMISSION:                        BY HAND:
  American Stock Transfer & Trust Company               (718) 234-5001               American Stock Transfer & Trust Company
        40 Wall Street, 46th Floor                                                         40 Wall Street, 46th Floor
         New York, New York 10005                                                           New York, New York 10005

                                       TO CONFIRM RECEIPT AND FOR GENERAL INFORMATION:
                                                        (800) 937-5449


         If a Rights holder wishes to exercise Rights, but time will not permit such holder to cause the Subscription Certificate or Subscription Certificates evidencing such Rights to reach the Subscription Agent on or prior to the Extended Expiration Date, such Rights may nevertheless be exercised if all of the following conditions (the "Guaranteed Delivery Procedures") are met:

         (i) such holder has caused payment in full of the Subscription Price for each Underlying Share being subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege to be received (in the manner set forth above) by the Subscription Agent on or prior to the Extended Expiration Date;

         (ii) the Subscription Agent receives, on or prior to the Extended Expiration Date, a guarantee notice (a "Notice of Guaranteed Delivery"), substantially in the form provided with the Instruction as to Use of Siebert Financial Corp. Subscription Certificates (the "Instructions") distributed with the Subscription Certificates, from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. (the "NASD"), or from a commercial bank or trust company having an office or correspondent in the United States (each, an "Eligible Institution"), stating the name of the exercising Rights holder, the number of Rights represented by the Subscription Certificate or Subscription
         Certificates held by such exercising Rights holder, the number of Underlying Shares being subscribed for pursuant to the Basic Subscription Privilege and the number of Underlying Shares, if any, being subscribed for pursuant to the Oversubscription Privilege, and guaranteeing the delivery to the Subscription Agent of any Subscription Certificate evidencing such Rights within three Nasdaq SmallCap Market trading days following the date of the Notice of Guaranteed Delivery; and


         (iii) the properly completed Subscription Certificate or Subscription Certificates evidencing the Rights being exercised, with any required signatures guaranteed, is received by the Subscription Agent within three Nasdaq SmallCap Market trading days following the date of the Notice of Guaranteed Delivery relating thereto. The Notice of Guaranteed Delivery may be delivered to the Subscription Agent in the same manner as Subscription Certificates at the addresses set forth above, or may be transmitted to the Subscription Agent by facsimile transmission ((718) 234-5001). Additional copies of the form of Notice of Guaranteed Delivery are available upon request from the Information Agent, whose address and telephone numbers are set forth under "Information Agent."

         Funds received in payment of the Subscription Price for Excess Shares subscribed for pursuant to the Oversubscription Privilege will be held in a segregated account pending issuance of such Excess Shares. If a Rights holder exercising the Oversubscription Privilege is allocated less than all of the shares of Common Stock that such holder wished to subscribe for pursuant to the Oversubscription Privilege, the excess funds paid by such holder in respect of the Subscription Price for shares not issued shall be returned by mail without interest or deduction as soon as practicable after the Extended Expiration Date.

         Unless a Subscription Certificate (i) provides that the shares of Common Stock to be issued pursuant to the exercise of Rights represented thereby are to be delivered to the holder of such Rights or (ii) is submitted for the account of an Eligible Institution, signatures on such Subscription Certificate must be guaranteed by an Eligible Institution.

         Holders who hold shares of Common Stock for the account of others, such as brokers, trustees or depositories for securities, should notify the respective beneficial owners of such shares as soon as possible to ascertain such beneficial owners' intentions and to obtain instructions with respect to the Rights. If the beneficial owner so instructs, the record holder of such Right should complete Subscription Certificates and submit them to the Subscription Agent with the proper payment. In addition, beneficial owners of Common Stock or Rights held through such a holder should contact the holder and request the holder to effect transactions in accordance with the beneficial owner's instructions.

         The instructions accompanying the Subscription Certificates should be read carefully and followed in detail. DO NOT SEND SUBSCRIPTION CERTIFICATES TO THE COMPANY.

         THE METHOD OF DELIVERY OF SUBSCRIPTION CERTIFICATES AND PAYMENT OF THE SUBSCRIPTION PRICE TO THE SUBSCRIPTION AGENT WILL BE AT THE ELECTION AND RISK OF THE RIGHTS HOLDERS, BUT IF SENT BY MAIL IT IS RECOMMENDED THAT SUCH CERTIFICATES AND PAYMENTS BE SENT BY REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, AND THAT A SUFFICIENT NUMBER OF DAYS BE ALLOWED TO ENSURE DELIVERY TO THE SUBSCRIPTION AGENT AND CLEARANCE OF PAYMENT PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXTENDED EXPIRATION DATE. BECAUSE UNCERTIFIED PERSONAL CHECKS MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR, YOU ARE STRONGLY URGED TO PAY, OR ARRANGE FOR PAYMENT, BY MEANS OF CERTIFIED OR CASHIER'S CHECK, MONEY ORDER OR WIRE TRANSFER OF FUNDS.

         All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights will be determined by the Company, whose determinations will be final and binding. The Company in its sole discretion may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject the purported exercise of any Right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Company determines in its sole discretion. Neither the Company nor the Subscription Agent will be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Certificates or incur any liability for failure to give such notification.

         Any questions or requests for assistance concerning the method of exercising Rights or requests for additional copies of this Prospectus, the Instructions or the Notice of Guaranteed Delivery should be directed to the Information Agent, D.F. King & Co., Inc., at its address and telephone number set forth under "Information Agent."


REVOCATION

         The Company has decided to permit any holder of Rights that has exercised the Basic Subscription Privilege and, if applicable, the Oversubscription Privilege, prior to 5:00 p.m. on Friday, November 6, 1998 to revoke either or both such exercise(s) prior to the Extended Expiration Date. In order to effect such a revocation, a written or facsimile transmission notice of revocation must be received by the Subscription Agent, American Stock Transfer & Trust Company, at its address set forth in this Prospectus, prior to the Extended Expiration Date. Any such notice of revocation must (i) specify the name of the person who has exercised the Basic Subscription and/or Oversubscription Privilege being revoked, (ii) identify the Subscription Certificate(s) for which a subscription exercise is being revoked (including the certificate number or numbers and the number of shares of Common Stock for which such Subscription Certificate(s) may be exercised) and (iii) be signed by the holder in the same manner as the original signature on the Subscription Certificate(s) previously tendered (including any required signature guarantees). All questions as to the validity, form and eligibility (including time of receipt thereof) of such notices will be determined by the Company in its sole discretion, which determination shall be final and binding on all parties. Any Subscription Certificate for which a right of exercise has been revoked will be deemed not to have been validly tendered for purposes of this offering and no shares of Common Stock will be issued with respect thereto unless such Subscription Certificate is validly retendered. Properly revoked Subscription Certificates may be retendered by following the procedures described in the Prospectus under "The Rights Offering - Exercise of Rights" at any time prior to the Extended Expiration Date. NO EXERCISE OF THE BASIC SUBSCRIPTION PRIVILEGE AND, IF APPLICABLE, THE OVERSUBSCRIPTION PRIVILEGE AFTER FRIDAY, NOVEMBER 6, 1998 MAY BE REVOKED.


METHOD OF TRANSFERRING RIGHTS


         Rights may be purchased or sold through usual investment channels, including banks and brokers. The Rights have traded and it is anticipated that the Rights will continue to trade on the Nasdaq SmallCap Market and in the over-the-counter market. The Rights traded on a "when issued" basis up to and including the Nasdaq SmallCap Market trading day immediately following the Record Date.


         The Rights evidenced by a single Subscription Certificate may be transferred in whole by endorsing the Subscription Certificate for transfer in accordance with the accompanying Instructions. A portion of the Rights evidenced by a single Subscription Certificate (but not fractional Rights) may be transferred by delivering to the Subscription Agent a Subscription Certificate properly endorsed for transfer, with instructions to register such portion of the Rights evidenced thereby in the name of the transferee (and to issue a new Subscription Certificate to the transferee evidencing such transferred Rights). In such event, a new Subscription Certificate evidencing the balance of the Rights will be issued to the Rights holder or, if the Rights holder so instructs, to an additional transferee.


         The Rights evidenced by a Subscription Certificate also may be sold, in whole or in part, through the Subscription Agent by delivering to the Subscription Agent such Subscription Certificate properly executed for sale by the Subscription Agent. If only a portion of the Rights evidenced by a single Subscription Certificate are to be sold by the Subscription Agent, such Subscription Certificate must be accompanied by instructions setting forth the action to be taken with respect to the Rights that are not to be sold. Promptly following the Extended Expiration Date, the Subscription Agent will send the Rights holder a check for the net proceeds from the sale of any Rights sold. If the Rights can be sold, sales of such Rights will be deemed to have been effected at the weighted average price received by the Subscription Agent for the sale of all Rights through the Subscription Agent, less any applicable brokerage commissions, taxes and other direct expenses of sale. The Company will pay the fees charged by the Subscription Agent for effecting such sales. Orders to sell Rights must be received by the Subscription Agent prior to 11:00 a.m., New York City time, on Monday, December 14, 1998 and the Subscription Agent's obligation to execute orders is subject to its ability to find buyers.

         Holders wishing to transfer all or a portion of their Rights should allow a sufficient amount of time prior to the Extended Expiration Date for (i) the transfer instructions to be received and processed by the Subscription Agent, (ii) a new Subscription Certificate to be issued and transmitted to the transferee or transferees with respect to transferred Rights, and to the transferor with respect to retained Rights, if any, and (iii) the Rights evidenced by such new Subscription Certificates to be exercised or sold by the recipients thereof. Neither the Company nor the Subscription Agent shall have any liability to a transferee or transferor of Rights if Subscription Certificates are not received in time for exercise or sale prior to the Extended Expiration Date.


         Except for the fees charged by the Subscription Agent (which will be paid by the Company as described above), all commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred in connection with the purchase, sale or exercise of Rights will be for the account of the transferor of the Rights, and none of such commissions, fees or expenses will be paid by the Company or the Subscription Agent.


         The Company anticipates that the Rights will be eligible for transfer through, and that the exercise of the Basic Subscription Privilege and the Oversubscription Privilege may be effected through the facilities of the Depository Trust Company.


LISTING AND TRADING


         The outstanding shares of Common Stock are listed on the Nasdaq SmallCap Market. The Rights have traded and it is anticipated that the Rights will continue to trade on the Nasdaq SmallCap Market and in the over-the-counter market. There can be no assurance, however, that a market for the Rights will continue or as to the price at which the Rights will trade. The Company has applied for the listing of the Underlying Shares on the Nasdaq SmallCap Market.


FOREIGN AND CERTAIN OTHER SHAREHOLDERS


         Subscription Certificates will not be mailed to Holders whose addresses are outside the United States but will be held by the Subscription Agent for their account. To exercise such Rights, such Holders must notify the Subscription Agent on or prior to 11:00 a.m., New York City time, on Monday, December 14, 1998, at which time (if no instructions have been received) the Rights represented thereby will be sold, if feasible, and the net proceeds, if any, remitted to such Holders. If the Rights can be sold, sales of such Rights will be deemed to have been effected at the weighted average price received by the Subscription Agent for the sale of all Rights through the Subscription Agent, less any applicable brokerage commissions, taxes and other expenses.


HOLDERS OF OPTIONS AND RESTRICTED STOCK


         The Company will not distribute Rights to holders of vested or non-vested options outstanding on the Record Date pursuant to the Company's Stock Option Plan. Rather, the Company will adjust the exercise price of such vested and non-vested options by a percentage calculated by dividing the number of shares of Common Stock issued pursuant to this offering by the number of outstanding shares of Common Stock on the Record Date plus the number of shares of Common Stock issued pursuant to this offering. See "Management -- Stock Option Plan."


         Holders of restricted stock pursuant to the Company's Restricted Stock Award Plan will be entitled to receive Rights for each restricted share held as of the Record Date. See "Management -- Restricted Stock Award Plan."

OPINION OF FINANCIAL ADVISOR


         The Company has retained Advest, Inc. ("Advest") to act as its exclusive financial advisor in connection with this offering. On July 27, 1998, Advest delivered to the Company its opinion that, from a financial point of view, this offering is fair to the Company and its shareholders (the "Fairness Opinion"). No limitations were imposed by the Company with respect to the investigations made or procedures followed by Advest in rendering the Fairness Opinion.


         A COPY OF THE FAIRNESS OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX A TO THIS PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THE SUMMARY OF THE FAIRNESS OPINION OF ADVEST SET FORTH IN THIS PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. SHAREHOLDERS ARE URGED TO READ SUCH OPINION IN ITS ENTIRETY.

         At the Company's Board of Directors meeting on July 27, 1998, Advest delivered its oral opinion that the proposed Rights Offering is fair to the Company and its shareholders from a financial point of view.

         The full text of Advest's written opinion, dated July 30, 1998, is attached hereto as Annex A. Shareholders are urged to read the opinion in its entirety for the assumptions made, matters considered and limits of the review undertaken by Advest.

         In arriving at its opinion Advest reviewed: (1) registration statement and other publicly available information concerning the Company, (2) financial and operating information with respect to the business, operations and prospects of the Company furnished by the Company, (3) trading history of the Company's common stock and a comparison of that trading history with those of other relevant companies, and (4) a comparison of the financial terms of this offering with the financial terms of certain other relevant recent transactions.


         In addition, Advest undertook the following analyses in determining the structure of this offering and assessing the fairness to the Company and its shareholders from a financial point of view: (1) VALUATION ANALYSIS. Advest assessed and compared the Company's trading valuation based upon its recent financial performance and earnings growth relative to its peers which consist of eleven companies; (2) RIGHTS OFFERING ANALYSIS. Advest assessed the structure and terms of seventeen rights offerings that have been issued over the past eighteen months.


         In arriving at its opinion, Advest assumed and relied upon the accuracy and completeness of the financial and other information without assuming any responsibility for independent verification of such information and further relied upon the assurances of management of the Company that they are not aware of any facts that would make such information inaccurate or misleading. The opinion is necessarily based upon market, economic and other conditions as they exist on, and can be evaluated as of July 30, 1998.

         Advest, as part of its investment banking business is engaged in the valuation of securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities and private placements, and in valuations for corporate and other purposes. The Company selected Advest to render its opinion on the basis of such firm's expertise. Advest has also performed various investment banking services for the Company in the past and has received customary fees for such services.

VALUATION ANALYSIS

PEER GROUP SELECTION

         Advest selected a peer group for the Company which consists of eleven publicly traded companies that are broker/dealers, discount brokerage firms, internet-based retail brokerage firms and small to mid-cap trading and investment banking firms all of which are located in the U.S. Advest believes that that this group of companies represents the best peer group given the Company's broad product offering and recent expansion into other lines of business. The peer group consisted of the following companies: The Charles Schwab Corporation; National Discount Brokers Group, Inc.; E*Trade Group, Inc.; Ameritrade Holding Corporation; Scott & Stringfellow Financial, Inc.; Kinnard Investments Inc.; First Montauk Financial Corp.; Atalanta Sosnoff Capital Corp.; Kirlin Holding Corporation; First Albany Companies Inc.; and Freedom Securities Corporation.

TRADING AND FINANCIAL PERFORMANCE COMPARISONS

         The peer group above was used to assess and compare the Company's current trading valuation based upon its recent financial performance (June 30, 1998) and earnings growth relative to such peer group. Based on the Company's closing share price of $10.875 on July 22, 1998, the Company trades at a price/LTM EPS of 60.4X, which is above the peer median of 19.4X. However, the Company's financial performance as measured by return on average assets ("ROA") and return on average equity ("ROE") of 16.2% and 31.2% is significantly above its peers median ROA and ROE of 2.8% and 14.9%, respectively. In addition, the Company's earnings per share growth over the last three years has been 61.3%, which is significantly above its peers' median growth rate of 13.7%. In addition, we analyzed the trading valuation of high growth companies which are a sub-set of the Company's peer group. For the purposes of this analysis, we have defined high growth companies as companies with earnings and sales growth over the past three years greater than 24.7% and 26.9%, respectively. Based upon this analysis we came up with three companies which trade at a median price/LTM EPS of 22.2X and a median three year growth in EPS of 26.9%, median ROA of 14.1% and median ROE of 26.0%. The Company's three year EPS growth, ROA and ROE is significantly above the high growth peer group median levels. Therefore, based upon the Company's above average financial performance and earnings growth relative to both sets of peers, the Company's stock appears to be fairly valued at its current trading levels.

RIGHTS OFFERING ANALYSIS


         Advest compiled a list of seventeen rights offerings that have been issued over the past eighteen months. This list was used to analyze: (1) the subscription price of the right relative to the issuer's common stock price in assessing the discount to market (2) the discount to market relative to the transferability of the rights (3) an issuer's common stock price behavior on the record date of this offering to the expiration date of this offering. The analysis yielded the following statistics: (1) the median discount to market for all rights offerings was 22% (2) the discount to market for rights which were transferable was 17.1% (3) the median price decline of an issuer's common stock price was 3.4% from the record date to the expiration date. Given the recent significant price movement in the Company's stock price, we used the 30 day average closing stock price to calculate the discount to market price of the subscription right. Based upon the Company's 30 day average stock price of $10.44 on July 22, 1998, this represents a 28.2% discount to market at a $7.50 subscription price, which is above the median discount to market for the seventeen rights offerings of 22% and above median discount of 17.1% for rights offerings with transferability of rights. Assuming the Company's common stock price declines at median levels, this represents a 28.6% discount to market, which is above rights offerings with transferable rights.

         The Company selected Advest as its financial advisor because Advest is a nationally recognized investment banking firm engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and for other purposes and has substantial experience in transactions similar to this offering. Pursuant to an engagement letter dated June 17, 1998 with Advest, the Company paid Advest an initial fee for its advisory services of $25,000 and became obligated to pay Advest an additional fee of $45,000 upon the closing of this offering. In addition, the engagement letter provides that the Company will reimburse Advest for its reasonable out-of-pocket expenses (including reasonable fees and disbursements of its legal counsel) and will indemnify Advest and certain related persons against certain liabilities arising out of its engagement.


         Advest has in the past provided financial advisory services to the Company and received customary fees for rendering such services. In the ordinary course of business, Advest may actively trade in securities of the Company for its own account and for the account of its customers and, accordingly, may at any time hold a long or short position in such securities.

         The Company does not currently have and has not had within the past two years and does not contemplate hereafter having any material relationship with Advest or any of its affiliates.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS


         Brown Raysman Millstein Felder & Steiner LLP, counsel to the Company, has advised the Company that the following summary reflects their opinion as to the material United States federal income tax considerations applicable to Holders upon the distribution of the Rights, and to Holders of Rights upon their exercise and disposition. Holders should be aware that certain of the federal income tax consequences relevant to the Holders are unclear under existing law or are dependent on factual considerations that cannot currently be determined and counsel have not rendered an opinion with respect to such consequences. An opinion of counsel represents the legal judgment of such counsel and is not binding on the United States Internal Revenue Service (the "Service"). There can be no assurance that the Service will take a similar view as to any of the tax consequences described below. No ruling has been or will be requested from the Service on any tax matters relating to this offering or the ownership or disposition of the Common Stock.

         This summary is based upon the provisions of the Code, the United States Treasury regulations promulgated thereunder (the "Regulations"), administrative rulings and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or different interpretations. This summary does not purport to deal with all aspects of federal income taxation that may be relevant to a particular Holder or to certain types of Holders subject to special treatment under the federal income tax laws (for example, banks, dealers in securities, life insurance companies, tax exempt organizations and foreign taxpayers), nor does it discuss any aspect of state, local or foreign tax laws. Foreign persons should see "THE RIGHTS OFFERING -- Certain United States Tax Consequences to Non-United States Holders" below. Furthermore, this summary is limited to persons that have held the Common Stock as capital assets (generally, property held for investment) within the meaning of Section 1221 of the Code. This discussion is not intended as tax advice to the Holders. Holders are advised to consult their own tax advisors with respect to the consequences to them of this offering to their own particular tax situations.


         DISTRIBUTION OF THE RIGHTS. Subject to the discussions in "Constructive Distributions Under Section 305 of the Code," below, Holders of Common Stock will not recognize taxable income, for federal income tax purposes, in connection with the distribution of the Rights.

         BASIS AND HOLDING PERIOD OF THE RIGHTS. Except as provided in the following sentence, the basis of the Rights received by a Holder as a distribution with respect to such Holder's Common Stock will be zero. If either
(i) the fair market value of the Rights on the date of issuance is 15% or more of the fair market value (on the date of issuance) of the Common Stock with respect to which they are received or (ii) the

Holder elects, in such Holder's federal income tax return for the taxable year in which the Rights are received, to allocate part of the basis of such Common Stock to the Rights, then, upon exercise or transfer of the Rights, the Holder's basis in such Common Stock will be allocated between the Common Stock and the Rights in proportion to the fair market values of each on the date of distribution. The holding period of a Holder with respect to the Rights received as a distribution on such Holder's Common Stock will include the Holder's holding period for the Common Stock with respect to which the Rights were distributed. In the case of a purchaser of Rights, the tax basis of such Rights will be equal to the purchase price paid therefore and the holding period for such Rights will commence on the day following the date of the purchase.

         TRANSFER OF THE RIGHTS. A Holder who sells the Rights received in the distribution prior to exercise will recognize gain or loss equal to the difference between the sale proceeds and such Holder's basis (if any) in the Rights sold. Such gain or loss will be capital gain or loss if gain or loss from a sale of Common Stock held by such Holder would be characterized as capital gain or loss at the time of such sale, and will be long term capital gain or loss if the holding period for the Rights disposed of is more than one year (with a more favorable long term capital gain rate applicable if the holding period is more than eighteen months) and short term capital gain or loss if such holding period is one year or less.

         LAPSE OF THE RIGHTS. Holders who received the Rights in respect of Common Stock who allow the Rights distributed to them to lapse will not recognize any gain or loss, and no adjustment will be made to the basis of the Common Stock owned by such Holders.

         EXERCISE OF THE RIGHTS; BASIS AND HOLDING PERIOD OF COMMON STOCK. Holders of Rights will not recognize gain or loss upon the exercise of such Rights. The basis of the Common Stock acquired through exercise of the Rights will be equal to the sum of the Subscription Price therefor and the Holder's basis in such Rights (if any). The holding period for the Common Stock acquired through exercise of the Rights will begin on the date the Rights are exercised.

         CONSTRUCTIVE DISTRIBUTIONS UNDER SECTION 305 OF THE CODE. Section 305 of the Code provides, as a general rule, that a distribution of rights to acquire stock of a corporation made by such corporation to its shareholders with respect to its stock is not a taxable event. However, there are a number of exceptions to this general rule, and a distribution of rights that falls within any one of such exceptions is treated as "a distribution of property to which section 301 applies" (i.e., a distribution that may be taxable as a dividend).

         Under one of the relevant exceptions, a distribution of stock or stock rights will be treated as a distribution of property to which section 301 applies if it constitutes a "disproportionate distribution" with respect to any class or classes of stock or convertible debt of the corporation. A distribution of stock or stock rights constitutes a "disproportionate distribution" if it is a part of a distribution or a series of distributions (including deemed distributions) that has the effect of (i) the receipt of property (including cash) by some shareholders and (ii) an increase in the proportionate interests of other shareholders in the assets or earnings and profits of the distributing corporation. For this purpose, cash dividends paid with respect to stock and debt service payments made with respect to convertible securities (which are treated for this purpose as outstanding stock) may constitute the requisite "receipt of property" by some shareholders irrespective of whether such dividends or payments are related to the distribution of stock or stock rights. Further, a distribution of stock or stock rights that does not maintain the proportionate interests of the various classes of stock and securities (including any conversion rights relating thereto) of the distributing company may constitute the requisite increase in the proportionate interests in the assets or earnings and profits of the shareholders receiving the distribution of stock or stock rights.

         Under a second relevant exception, a distribution of stock or stock rights by a corporation with respect to its preferred stock generally will be treated as a distribution of property to which section 301 applies unless the distribution is made with respect to convertible preferred stock to take into account a stock dividend, stock split or any similar event (including the sale of stock at less than fair market value pursuant to a rights offering) that would otherwise result in the dilution of the conversion right.

         If this offering were to result in a distribution  of property to which section 301 applies under one of the above-described exceptions, such distribution (measured by the fair market value of the Rights distributed) would be treated, first, as a dividend to the extent of the Company's current or accumulated earnings and profits, then as a tax-free return of capital to the extent of the recipient's basis in the stock to which such distribution is attributable, and finally as an amount received in exchange for such stock. The Company has both current and accumulated earnings and profits as of the close of its taxable year ended December 31, 1997 and for the first quarter of 1998. The amount of earnings and profits, if any, that the Company will earn during 1998 will depend on its future actions and financial performance and cannot currently be determined. However, based upon the Company's current projections, it is anticipated that the Company will have current and accumulated earnings and profits for its 1998 tax year sufficient to cover the estimated fair market value of this offering. In such case, this offering may result in dividend income to the Holders of Common Stock if this offering ultimately is determined to have resulted in a distribution of property to which section 301 applies.

         If the Company were to either generate current earnings and profits for 1998 or maintain accumulated earnings and profits and this offering were treated as a distribution of property to which section 301 applies under one of the above-described exceptions, a Holder might ultimately be treated as having received a dividend pursuant to Section 305 of the Code as a result of this offering equal to the lesser of the value of the distribution and such Holder's share of the current and/or accumulated earnings and profits of the Company. Subject to certain holding period and taxable income requirements imposed by the Code, an actual or constructive distribution to a corporate Holder resulting from this offering that is treated as a dividend may qualify for the dividends received deduction available under section 243 of the Code. Corporate Holders claiming such a dividends received deduction are advised to consult with their tax advisors as to the potential limitations applicable to the dividend received deduction and the potential applicability of section 1059 to such deduction.

         Whether or not the Company has current or accumulated earnings and profits, in the event that this offering is treated as a distribution to which section 301 applies, Holders would receive a basis in the Rights received or other property deemed distributed equal to the amount of such distribution.

         EACH HOLDER IS URGED TO CONSULT WITH SUCH HOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THIS OFFERING TO SUCH HOLDER'S OWN PARTICULAR TAX SITUATION, INCLUDING THE APPLICATION AND EFFECT OF STATE AND LOCAL INCOME AND OTHER TAX LAWS.

FEDERAL INCOME TAX CONSEQUENCES OF RIGHTS OFFERING TO COMPANY

         The Company will not recognize gain or loss on either the distribution or the exercise or lapse of the Rights.

CERTAIN UNITED STATES TAX CONSEQUENCES TO NON-UNITED STATES HOLDERS

         The following summary describes the material United States federal tax consequences of the distribution, exercise and disposition of the Rights, and the ownership and disposition of Common Stock acquired upon exercise thereof, by a person (a "non-U.S. Holder") who, for United States federal income tax purposes, is a nonresident alien individual, a foreign corporation, foreign partnership, or foreign estate or trust, as such terms are defined in the Code. This summary does not discuss all aspects of federal taxation that may be relevant to a particular non-U.S. Holder, nor does it consider specific facts and circumstances that may be relevant to a particular non-U.S. Holder's tax position.


         ISSUANCE OR EXERCISE OF THE RIGHTS. Subject to the possible application of Section 305 of the Code (see "THE RIGHTS OFFERING--Certain federal Tax Consequences to Holders --CONSTRUCTIVE DISTRIBUTIONS UNDER SECTION 305 OF THE CODE," above), which could cause this offering to result in the constructive receipt of dividends (which would be taxable as described in "DIVIDENDS ON COMMON STOCK," below) or of an amount received in exchange for the Common Stock (which would be taxable as described in "DISPOSITION OF RIGHTS OR COMMON STOCK," below), non-U.S. Holders of Common Stock will not recognize taxable income, for United States federal income tax purposes, and will not be subject to withholding of United States federal income tax, in connection with the receipt or exercise of the Rights.


         DISPOSITION OF RIGHTS OR COMMON STOCK. A non-U.S. Holder generally will not be subject to United States federal income tax with respect to any gain recognized on the disposition of the Rights or Common Stock unless (i) the gain is effectively connected with a trade or business of the non-U.S. Holder in the United States, (ii) in the case of a non-U.S. Holder who is a nonresident alien individual and holds either the Rights or such Common Stock as a capital asset, such non-U.S. Holder meets the "substantial presence test" set forth in section 7701(b)(3) of the Code (generally, present in the United States for 183 or more days in the taxable year of sale), (iii) the non-U.S. Holder has owned, directly or by attribution, more than 5% of the Common Stock at any time during the shorter of (A) the period during which the Holder owned the Common Stock and (B) the five-year period ending on the date of disposition of such interest, at the time of disposition, and the Rights or such Common Stock, as the case may be, are/is a United States real property interest within the meaning of Section 897(c)(1) of the Code or (iv) a non-U.S. Holder is subject to tax pursuant to certain provisions of the Code applicable to expatriates.

         DIVIDENDS ON COMMON STOCK. Dividends paid to a non-U.S. Holder of Common Stock will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless (i) the dividends are effectively connected with the conduct of a trade or business of the non-U.S. Holder within the United States or (ii) such non-U.S. Holder meets the "substantial presence test" set forth in section 7701(b)(3) of the Code. In order to claim the benefit of an applicable tax treaty rate, a non-U.S. Holder may have to file with the Company or its dividend paying agent an exemption or reduced treaty rate certificate or letter in accordance with the terms of such treaty and the Code.

         Dividends received by a non-U.S. Holder that are effectively connected with the conduct of a trade or business of a non-U.S. Holder within the United States are exempt from the withholding tax described above. A non-U.S. Holder may claim this exemption by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of Trade or Business in the United States) with the Company or its dividend paying agent. Dividends that are effectively connected with the conduct of a trade or business within the United States (after reduction by certain deductions) are generally taxed at the regular United States federal income tax rate and, in the case of foreign corporations, may also be subject to an additional U.S. branch profits tax of 30% (or lower applicable treaty rate) pursuant to section 884 of the Code.

         FEDERAL ESTATE TAXES. Common Stock held by an individual non-U.S. Holder at the time of death will be included in such Holder's gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

         EACH NON-U.S. HOLDER IS URGED TO CONSULT WITH SUCH NON-U.S. HOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THIS OFFERING TO SUCH NON-U.S. HOLDER'S OWN PARTICULAR TAX SITUATION, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

         U.S. INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING.

         Under the Regulations, United States information reporting requirements and backup withholding tax may apply to dividends paid on Common Stock to U.S. Holders and non-U.S. Holders. U.S. Holders are required to file annual returns reporting any dividends received during the reporting year and such dividends may be subject to backup withholding when paid unless the U.S. Holder certifies its social security number and that backup withholding is not required.

         The Service has imposed new information reporting and certification requirements and possible backup withholding on payments of dividends to non-U.S. Holders. Non-U.S. Holders should consult with their tax advisers as to compliance with the new rules so as to avoid possible information reporting and backup withholding on dividend payments. U.S. Holders and non-U.S. Holders may be eligible to obtain a refund of any amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the Service.

DESCRIPTION OF COMMON STOCK

         For a description of the Common Stock, see "DESCRIPTION OF CAPITAL STOCK."

SUBSCRIPTION AGENT


         The Company has appointed American Stock Transfer & Trust Company as Subscription Agent for this offering. The Subscription Agent's address, which is the address to which the Subscription Certificates and payment of the Subscription Price should be delivered, as well as the address to which the Notice of Guaranteed Delivery must be delivered, is:


                                       AMERICAN STOCK TRANSFER & TRUST COMPANY
                 By Mail:                         By Facsimile Transmission:                        By Hand:
 American Stock Transfer & Trust Company                (718) 234-5001               American Stock Transfer & Trust Company
        40 Wall Street, 46th Floor                                                         40 Wall Street, 46th Floor
         New York, New York 10005                                                           New York, New York 10005

                                       To Confirm Receipt and For General Information:
                                                       (800) 937-5449


         The Company will pay the fees and expenses of the Subscription Agent, and has also agreed to indemnify the Subscription Agent from any liability which it may incur in connection with this offering. The Company has been informed by the Subscription Agent that it is a bank within the meaning of Section 3(a)(6) of the Exchange Act.


INFORMATION AGENT


         The Company has appointed D.F. King & Co., Inc. as Information Agent for this offering. Any questions or requests for additional copies of this Prospectus, the Instructions or this offering Notice of Guaranteed Delivery may be directed to the Information Agent at the telephone numbers and address below.


                              D.F. KING & CO., INC.

                                 77 Water Street
                                   20th Floor
                               New York, NY 10005
                 Banks and Brokers Call Collect: (212) 269-5550
                      Others Call Toll Free: 1-800-859-8508


         The Company will pay the fees and expenses of the Information Agent and has also agreed to indemnify the Information Agent from certain liabilities which it may incur in connection with this offering.

                          DESCRIPTION OF CAPITAL STOCK

         The following general summary of the material terms of the capital stock of the Company does not purport to be complete and is subject to, and qualified in its entirety by reference to, the pertinent portions of the Company's Certificate of Incorporation.

GENERAL

         The authorized capital stock of the Company consists of 49,000,000 shares of common stock, par value $.01 per share (the "Common Stock"). There are currently approximately 21,007,000 shares of the Common Stock outstanding. Of this number, 20,212,000 shares of Common Stock, or 96%, were owned or controlled by Muriel F. Siebert.

COMMON STOCK

         GENERAL. There are no redemption or sinking fund provisions applicable to the shares of Common Stock and such shares are not entitled to any preemptive rights.

         VOTING. Each holder of Common Stock is entitled to one vote for each share registered in the holder's name on the books of the Company. Since none of the shares of Common Stock have cumulative voting rights, the holders of more than 50% of the shares can elect all the directors of the Company if they so chose and, in that event, the holders of the remaining shares will not be able to elect any directors.

         DIVIDENDS. The holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors of the Company from the assets of the Company which are legally available therefor.

         LIQUIDATION. Upon the liquidation, dissolution or winding-up of the Company, holders of Common Stock are entitled to receive, pro rate, after the prior rights of creditors have been satisfied, all the remaining assets of the Company available for distribution.

         TRANSFER AGENT AND REGISTRAR. American Stock Transfer & Trust Company is the transfer agent and registrar for the Common Stock.

                              PLAN OF DISTRIBUTION


         The Company has distributed transferable Rights, at no cost, to the Holders of the Common Stock outstanding as of the Record Date. See "THE RIGHTS OFFERING -- The Rights." Each Right entitles the holder thereof to receive, upon payment of the Subscription Price, one (1) share of Common Stock. Record Date shareholders who fully exercise all Rights distributed to them will also be entitled to subscribe at the Subscription Price for shares of Common Stock that are not otherwise purchased pursuant to the exercise of Rights, subject to proration by the Company under certain circumstances. The Company's majority shareholder, Muriel F. Siebert, has indicated to the Company that to encourage increased public ownership of stock, and consistent with her waiving her receipt of past dividends, she has waived the receipt of the Rights to which she would otherwise be entitled. See "THE RIGHTS OFFERING -- Subscription Privileges."

         The Company anticipates receiving approximately $8,015,000 in proceeds from this offering, after payment of approximately $235,000 of fees and expenses incurred in connection with this offering. See "USE OF PROCEEDS."


TRADING

          The outstanding shares of Common Stock are traded in the Nasdaq SmallCap Market. The Company has applied for listing the shares offered hereby in the Nasdaq SmallCap Market.

DESCRIPTION OF COMMON STOCK

         For a description of the Common Stock, see "Description of Capital Stock."

                                  LEGAL MATTERS

         The legality of the securities offered hereby is being passed upon for the Company by Brown Raysman Millstein Felder & Steiner, LLP, New York, New York.

                                     EXPERTS

         The consolidated statements of financial condition of Siebert Financial Corp. and its subsidiary, Muriel Siebert & Co., Inc., as of December 31, 1997 and December 31, 1996, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997 included in this Prospectus have been audited by Richard A. Eisner & Company, LLP, independent auditors, as indicated in their report with respect thereto, and are included herein in reliance upon such report given upon authority of said firm as experts in accounting and auditing.

                     SIEBERT FINANCIAL CORP. AND SUBSIDIARY

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----

    Independent Auditors' Report............................................F-2

    Consolidated Statements of Financial Condition at
      September 30, 1998 (unaudited) and December 31, 1997 and 1996 ........F-3

    Consolidated Statements of Income for the nine months
      ended September 30, 1998 and 1997 (unaudited).........................F-4

    Consolidated Statements of Income for each of the years in the three-year period ended December 31, 1997.........................F-5

    Consolidated  Statements of Changes in Shareholders'  Equity for
      each of the years in the three-year period ended December 31,
      1997 and the nine months ended September 30, 1998 (unaudited).........F-6

    Consolidated Statements of Cash Flows for the nine months
      ended September 30, 1998 and 1997 (unaudited).........................F-7

    Consolidated Statements of Cash Flows for each of the years in the three-year period ended December 31, 1997......................F-8

    Notes to Consolidated Financial Statements..............................F-9

INDEPENDENT AUDITORS' REPORT


Board of Directors
Siebert Financial Corp.
New York, New York


We have audited the accompanying consolidated statements of financial condition of Siebert Financial Corp. and its wholly owned subsidiary as of December 31, 1997 and December 31, 1996, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements enumerated above present fairly, in all material respects, the consolidated financial position of Siebert Financial Corp. and its wholly owned subsidiary as of December 31, 1997 and December 31, 1996, and the consolidated results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.



Richard A. Eisner & Company, LLP

New York, New York
February 13, 1998


(April 7, 1998, with respect to the third and fourth paragraphs of Note F)


SIEBERT FINANCIAL CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                                                         September 30,       December 31,
                                                                             1998      -------------------------
                                                                         (unaudited)      1997          1996
                                                                         -----------   -----------   -----------
ASSETS
Cash and cash equivalents                                                $ 7,417,039   $ 4,394,142   $   231,029
Cash equivalents - restricted                                              1,300,000     1,300,000            --
Receivable from broker-dealers                                             2,522,722     2,134,839     1,141,439
Securities owned, at market value                                          3,870,848     6,564,668    10,116,248
Secured demand note receivable from affiliate                              2,000,000     2,000,000     2,000,000
Furniture, equipment and leasehold improvements, net                         606,881       475,553       450,254
Investment in affiliate                                                      819,419       392,000            --
Prepaid expenses and other assets                                            449,879       620,387       433,738
                                                                         -----------   -----------   -----------
                                                                         $18,986,788   $17,881,589   $14,372,708
                                                                         ===========   ===========   ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
Securities sold, not yet purchased, at market value                      $   638,460   $ 2,037,547   $ 1,447,143
Accounts payable and accrued liabilities                                   2,405,679     3,171,485     2,824,000
                                                                         -----------   -----------   -----------

                                                                           3,044,139     5,209,032     4,271,143
                                                                         -----------   -----------   -----------
Commitments and contingent liabilities

Subordinated borrowings payable to affiliate                               3,000,000     3,000,000     3,000,000
                                                                         -----------   -----------   -----------
Shareholders' equity:
Common stock, $.01 par value; 49,000,000 shares
    authorized,  21,004,960 shares outstanding at September 30, 1998,
    20,950,440 shares outstanding at December 31, 1997,
    and 20,943,588 shares outstanding at December 31, 1996                   210,049       209,504       209,436
Additional paid-in capital                                                 6,691,002     6,584,963     6,613,972
Retained earnings                                                          6,041,598     2,878,090       278,157
                                                                         -----------   -----------   -----------

                                                                          12,942,649     9,672,557     7,101,565
                                                                         -----------   -----------   -----------

                                                                         $18,986,788   $17,881,589   $14,372,708
                                                                         ===========   ===========   ===========

                                 See notes to consolidated financial statements.


SIEBERT FINANCIAL CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
                                                                Nine Months Ended
                                                                  September 30,
                                                           -------------------------
                                                              1998           1997
                                                           -----------   -----------
Revenues:
   Commissions and fees                                    $13,998,015   $13,815,520
   Investment banking                                        3,042,887     2,975,917
   Trading profits                                             960,658     1,704,976
   Income from equity investee                                 427,419            --
   Interest and dividends                                      535,307       508,817
                                                           -----------   -----------

                                                            18,964,286    19,005,230
                                                           -----------   -----------
Expenses:
   Employee compensation and benefits                        6,041,361     5,825,992
   Clearing fees, including floor brokerage                  1,987,846     3,415,125
   Advertising and promotion                                 1,269,085     2,180,593
   Communications                                            1,269,020     1,211,702
   Occupancy                                                   413,012       490,025
   Interest                                                    267,915       284,760
   Other general and administrative                          2,166,734     2,245,177
                                                           -----------   -----------

                                                            13,414,973    15,653,374
                                                           -----------   -----------

Income before provision for income taxes                     5,549,313     3,351,856

Provision for income taxes                                   2,305,935     1,474,485
                                                           -----------   -----------

Net income                                                 $ 3,243,378   $ 1,877,371
                                                           ===========   ===========

Net income per share of common stock - basic and diluted   $       .15   $       .09


Weighted average shares outstanding - basic                 20,995,999    20,949,160

Weighted average shares outstanding - diluted               21,674,383    20,949,160


                   See notes to consolidated financial statements.


SIEBERT FINANCIAL CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

                                                                                     YEAR ENDED DECEMBER 31,
                                                                    --------------------------------------------------------
                                                                           1997                1996               1995
                                                                    ----------------     ----------------   ----------------
Revenues:
   Commissions and fees                                             $     18,879,674     $     20,105,127   $     15,645,334
   Investment banking                                                      4,487,594            2,532,795          1,396,967
   Trading profits                                                         1,795,104              868,823          2,608,078
   Interest and dividends                                                    704,911              656,434          1,389,612
                                                                    ----------------     ----------------   ----------------

                                                                          25,867,283           24,163,179         21,039,991
                                                                    ----------------     ----------------   ----------------
Expenses:
   Employee compensation and benefits                                      8,208,006            9,753,847          8,586,116
   Clearing fees, including floor brokerage                                4,675,368            4,585,398          4,249,050
   Advertising and promotion                                               2,751,755            3,265,692          2,485,426
   Communications                                                          1,446,817            1,359,325          1,119,189
   Occupancy                                                                 648,763              403,534            326,089
   Interest                                                                  418,405              290,465            568,326
   Other general and administrative                                        3,043,068            2,339,483          2,461,122
                                                                    ----------------     ----------------   ----------------

                                                                          21,192,182           21,997,744         19,795,318
                                                                    ----------------     ----------------   ----------------

Income before provision for income taxes                                   4,675,101            2,165,435          1,244,673

Provision for income taxes - current                                       2,057,000              201,000                 --
                                                                    ----------------     ----------------   ----------------

NET INCOME - HISTORICAL                                             $      2,618,101            1,964,435          1,244,673
                                                                    ================

Pro forma provision for income taxes                                                              752,000            548,000
                                                                                         ----------------   ----------------

NET INCOME - PRO FORMA                                                                          1,212,435   $        696,673
                                                                                                            ================


SUPPLEMENTARY PRO FORMA ADJUSTMENT:
   Effect of officer's salary reduction as though
      1997 salary had been in effect in 1996                                                    2,975,000
   Related income taxes                                                                        (1,309,000)
                                                                                         ----------------


SUPPLEMENTARY PRO FORMA NET INCOME                                                       $      2,878,435
                                                                                         ================

Net income per share of common stock - basic and diluted:
   Historical                                                              $.12
   Pro forma                                                                                      $.06               $.03
   Supplementary pro forma                                                                        $.14

WEIGHTED AVERAGE SHARES DEEMED OUTSTANDING                                20,949,484           20,943,588         20,943,588


                                       See notes to consolidated financial statements.

SIEBERT FINANCIAL CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                                      COMMON STOCK
                                                 ---------------------
                                                   NUMBER                ADDITIONAL
                                                     OF       $.01 PAR    PAID-IN        RETAINED
                                                   SHARES      VALUE      CAPITAL        EARNINGS         TOTAL
                                                 ----------   --------   -----------    -----------    ------------
BALANCE - JANUARY 1, 1995                        20,420,000   $204,200   $        --    $ 3,688,257    $  3,892,457

Net income                                               --         --            --      1,244,673       1,244,673
                                                 ----------   --------   -----------    -----------    ------------

BALANCE - DECEMBER 31, 1995                      20,420,000    204,200            --      4,932,930       5,137,130

Net income as subchapter - S corporation
   January 1, 1996 - November 8, 1996                    --         --            --      1,686,278       1,686,278

Transfer upon change in tax status                       --         --     6,619,208     (6,619,208)             --

Issuance of shares in connection with
   reorganization                                   523,588      5,236        (5,236)            --              --

Net income as C corporation
   November 9, 1996 - December 31, 1996                  --         --            --        278,157         278,157
                                                 ----------   --------   -----------    -----------    ------------

BALANCE - DECEMBER 31, 1996                      20,943,588    209,436     6,613,972        278,157       7,101,565

Net income                                               --         --            --      2,618,101       2,618,101


Issuance of shares in connection with
   offering, net of expenses                          6,852         68       (29,009)            --         (28,941)

Dividend on common stock                                 --         --            --        (18,168)        (18,168)
                                                 ----------   --------   -----------    -----------    ------------

BALANCE - DECEMBER 31, 1997                      20,950,440    209,504     6,584,963      2,878,090       9,672,557

Net income                                               --         --            --      2,168,684       2,168,684

Issuance of shares in connection with
   Restricted Stock Award Plan, net of
   5,600 shares forfeited                            39,600        396          (396)            --              --

Noncash compensation in connection
   with Restricted Stock Award Plan                      --         --        43,961             --          43,961

Issuance of shares in connection with exercise
   of employee stock options                          6,400         64        14,736             --          14,800

Dividends on common stock                                --         --            --        (49,245)        (49,245)
                                                 ----------   --------   -----------    -----------    ------------

BALANCE - JUNE 30, 1998 (UNAUDITED)              20,996,440   $209,964   $ 6,643,264    $ 4,997,529    $ 11,850,757
                                                 ==========   ========   ===========    ===========    ============

                                   See notes to consolidated financial statements.

SIEBERT FINANCIAL CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
                                                                                 NINE MONTHS ENDED
                                                                                   SEPTEMBER 30,
                                                                            --------------------------
                                                                               1998            1997
                                                                            -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                               $ 3,243,378    $ 1,877,371
   Adjustments to reconcile net income to net cash provided
      by operating activities:
        Depreciation and amortization                                           125,798        108,334
        Noncash compensation                                                     68,381             --
        Income from equity investee                                            (427,419)            --
        Changes in operating assets and liabilities:
           Net decrease (increase) in securities owned, at market value       2,693,820     (1,458,199)
           Net change in receivable from broker-dealers                        (387,883)       796,704
           Decrease (increase) in prepaid expenses and other assets             170,508       (189,804)
           Net increase (decrease) in securities sold, not yet purchased,
              at market value                                                (1,399,087)       210,107
           (Decrease) increase in accounts payable and accrued
              liabilities                                                      (765,806)       662,917
                                                                            -----------    -----------

              Net cash provided by operating activities                       3,321,690      2,007,430
                                                                            -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Increase in restricted cash equivalents                                           --     (1,300,000)
   Loan to or investment in affiliate                                        (3,000,000)      (392,000)
   Repayment of loan to affiliate                                             3,000,000
   Purchase of furniture, equipment and leasehold improvements                 (257,126)       (56,282)
                                                                            -----------    -----------

              Net cash (used in) investing activities                          (257,126)    (1,748,282)
                                                                            -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from exercise of stock options                                       38,203             --
   Dividends on common stock                                                    (79,870)            --
   Issuance of shares, net of expenses                                               --        (28,941)
                                                                            -----------    -----------

              Net cash (used in) financing activities                           (41,667)       (28,941)
                                                                            -----------    -----------

              Net increase in cash and cash equivalents                       3,022,897        230,207

Cash and cash equivalents - beginning of period                               4,394,142        231,029
                                                                            -----------    -----------

Cash and cash equivalents - end of period                                   $ 7,417,039    $   461,236
                                                                            ===========    ===========

SUPPLEMENTAL CASH FLOW DISCLOSURES:
   Cash paid for:
      Interest                                                              $   267,915    $   306,427
      Income taxes                                                            2,829,649        868,900

                            See notes to consolidated financial statements.


SIEBERT FINANCIAL CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                         YEAR ENDED DECEMBER 31,
                                                                            -----------------------------------------
                                                                                1997          1996            1995
                                                                            -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                               $ 2,618,101    $ 1,964,435    $ 1,244,673
   Adjustments to reconcile net income to net cash provided by
    (used in) operating activities:
        Depreciation and amortization                                           157,010        108,460         67,360
        Changes in operating assets and liabilities:
           Net decrease (increase) in securities owned, at market value       3,551,580      3,630,683     (8,006,577)
           Net change in receivable from clearing broker                       (993,400)    (6,377,785)     8,151,165
           (Increase) in prepaid expenses and other assets                     (186,649)      (292,409)        (2,097)
           Net increase (decrease) in securities sold, not yet purchased,
                at market value                                                 590,404        868,653       (994,994)
           Increase (decrease) in accounts payable and accrued
             liabilities                                                        347,485       (515,229)     1,432,940
                                                                            -----------    -----------    -----------

              Net cash provided by (used in) operating activities             6,084,531       (613,192)     1,892,470
                                                                            -----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Investment in cash equivalents-restricted                                 (1,300,000)            --             --
   Purchase of furniture, equipment and leasehold improvements                 (182,309)      (319,850)       (95,771)
   Investment in affiliate                                                     (392,000)            --             --
                                                                            -----------    -----------    -----------

              Net cash (used in) investing activities                        (1,874,309)      (319,850)       (95,771)
                                                                            -----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Subordinated borrowings from affiliate                                            --      1,000,000             --
   Repayment of subordinated borrowings from affiliate                               --             --     (2,000,000)
   Issuance of shares, net of expenses                                          (28,941)            --             --
   Dividend on common stock
                                                                                (18,168)            --             --
                                                                            -----------    -----------    -----------

              Net cash (used in) provided by financing activities               (47,109)     1,000,000     (2,000,000)
                                                                            -----------    -----------    -----------

              Net increase (decrease) in cash and cash equivalents            4,163,113         66,958       (203,301)

Cash and cash equivalents - beginning of year                                   231,029        164,071        367,372
                                                                            -----------    -----------    -----------

Cash and cash equivalents - end of year                                     $ 4,394,142    $   231,029    $   164,071
                                                                            ===========    ===========    ===========

SUPPLEMENTAL CASH FLOW DISCLOSURES:
   Cash paid for:
      Interest                                                              $   405,000    $   290,465    $   568,326
      Income taxes                                                            1,796,000        234,850        126,342

SUPPLEMENTAL INFORMATION ON NONCASH FINANCING ACTIVITIES:
   During 1995, an affiliate issued a secured demand note to the Company and the Company issued a subordinated note to a shareholder, both in the amount of $2,000,000.

                 See notes to consolidated financial statements.

SIEBERT FINANCIAL CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 AND YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995 (INFORMATION WITH RESPECT TO SEPTEMBER 30, 1998 AND THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 1998 AND 1997 IS UNAUDITED)

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[1]    ORGANIZATION AND BASIS OF PRESENTATION:

       Siebert Financial Corp. ("Financial"), through its wholly owned subsidiary, Muriel Siebert & Co., Inc. ("Siebert"), engages in the business of providing discount brokerage services for customers, investment banking services for institutional clients and trading securities for its own account.

       In accordance with a Plan and Agreement of Merger (the "Agreement") which closed on November 8, 1996 (the "Merger"), J. Michaels, Inc. ("JMI") issued 20,420,000 shares to Muriel Siebert in exchange for all the issued and outstanding shares of Muriel Siebert Capital Markets Group, Inc., sole shareholder of Siebert. The Agreement provided that JMI liquidate all its assets other than shares of Siebert, and distribute the proceeds to the pre-merger shareholders of JMI who, by virtue of the Merger, collectively retained a 2 1/2% interest in the surviving company which has been renamed Siebert Financial Corp. The Merger has been accounted for as a reorganization of Siebert whereby Financial issued 523,588 shares of its common stock to the pre-merger shareholders of JMI.
       Accordingly, the financial statements for 1996 and 1995 are the historical basis financial statements of Siebert.

       The financial statements reflect the results of operations, financial condition and cash flows of Siebert and, from the date of the Merger, Financial. All significant intercompany accounts have been eliminated. Financial and Siebert collectively are referred to herein as the "Company."

       The consolidated financial statements for the nine months ended September 30, 1998 and 1997 are unaudited; however, in the opinion of management, all adjustments considered necessary to reflect fairly the Company's financial position and results of operations, consisting of normal recurring adjustments, have been included. Because of the nature of the Company's business, the results of any interim period are not necessarily indicative of results for a full year.

       Statement of operations for the nine months ended September 30, 1997 has been reclassified to conform to 1998 classifications.

[2]    SECURITY TRANSACTIONS:

       Prior to 1996, security transactions, commissions, revenues and expenses were recorded on a settlement date basis, generally the third day following the transaction for securities and the next day for options. Revenues and related expenses on a trade date basis were not materially different. Effective January 1, 1996, security transactions, commissions, revenues and expenses are recorded on a trade date basis.

       Siebert clears all its security transactions through an unaffiliated clearing firm on a fully disclosed basis. Accordingly, Siebert does not hold funds or securities for, or owe funds or securities to, its customers. Those functions are performed by the clearing firm which is highly capitalized.

SIEBERT FINANCIAL CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 AND YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995 (INFORMATION WITH RESPECT TO SEPTEMBER 30, 1998 AND THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 1998 AND 1997 IS UNAUDITED)

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

[3]    INCOME TAXES:

       Prior to November 8, 1996, the Company was considered a subchapter-S corporation for tax purposes. Such status was terminated by virtue of the Merger. The historical financial statements do not include a provision for income taxes for the period prior to the termination of the S election. A pro forma provision for income taxes has been reflected which represents taxes which would have been provided had the Company operated as a C corporation for the entire year.

       The Company accounts for income taxes utilizing the asset and liability approach requiring the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the basis of assets and liabilities for financial reporting purposes and tax purposes. The Company files a consolidated Federal income tax return.

[4]    FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS:

       Property and equipment is stated at cost and depreciation is calculated using the straight-line method over the lives of the assets, generally five years. Leasehold improvements are amortized over the period of the lease.

[5]    CASH EQUIVALENTS:

       For purposes of reporting cash flows, cash equivalents include money market funds.

[6]    ADVERTISING COSTS:

       Advertising costs are charged to expense as incurred.

[7]    USE OF ESTIMATES:

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

SIEBERT FINANCIAL CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 AND YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995 (INFORMATION WITH RESPECT TO SEPTEMBER 30, 1998 AND THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 1998 AND 1997 IS UNAUDITED)

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

[8]    EARNINGS PER SHARE:

       In 1997, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share." SFAS No. 128 requires the reporting of earnings per basic share and earnings per diluted share. Earnings per basic share are calculated by dividing net income by the weighted average outstanding shares during the period. Earnings per diluted share are calculated by dividing net income by the basic shares and all dilutive securities including options. Adoption of SFAS No. 128 had no effect on prior periods.

[9]    PRO FORMA AND SUPPLEMENTARY PRO FORMA DATA:

       Pro forma net income and pro forma earnings per share give effect to income taxes which would have been provided had the Company operated as a C corporation for all of 1996 and 1995.

       Supplementary pro forma net income and supplementary pro forma earnings per share give effect to the adjustment of Ms. Siebert's salary to the amount set forth in her current salary arrangement and the related tax effect.

[10]   INVESTMENT BANKING:

       Investment banking revenues include gains and fees, net of syndicate expenses, arising primarily from municipal bond offerings in which the Siebert, Brandford, Shank ("SBS") division of Siebert acts as an underwriter or agent (See Note B). Investment banking management fees are recorded on offering date, sales concessions on settlement date and underwriting fees at the time the underwriting is completed and the income is reasonably determinable.

[11]   CASH EQUIVALENTS - RESTRICTED:

       Cash equivalents - restricted represents cash invested in a money market account which is pledged as collateral for a secured demand note in the amount of $1,200,000 executed in favor of Siebert, Brandford, Shank & Co., L.L.C. ("SBS LLC"), an affiliated registered broker dealer.

NOTE B - INVESTMENT IN AFFILIATE

In March 1997, Siebert and two individuals (the "Principals") formed SBS LLC to succeed to the tax exempt underwriting business of the SBS division of Siebert when regulatory requirements have been met. The agreements with the Principals provide that profits will be shared 51% to the Principals and 49% to Siebert. Losses incurred in the amount of approximately $601,000 through December 31, 1997 are to be recouped by Siebert prior to any profit allocation to the Principals. Siebert invested $392,000 as its share of the members' capital of SBS LLC. Siebert operated the SBS division business in

SIEBERT FINANCIAL CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 AND YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995 (INFORMATION WITH RESPECT TO SEPTEMBER 30, 1998 AND THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 1998 AND 1997 IS UNAUDITED)

NOTE B - INVESTMENT IN AFFILIATE (CONTINUED)

accordance with the terms of the agreements with the Principals.

Effective July 1, 1998, SBS LLC met the regulatory requirements and commenced operations. In connection therewith, on June 30, 1998, Siebert, pursuant to a Temporary Subordination Agreement expiring on August 14, 1998, loaned $3,000,000 to SBS LLC, which it subsequently repaid.

Siebert's investment in SBS LLC is accounted for on the equity method.

Summarized financial data (unaudited) of SBS LLC as of September 30, 1998 and for the three months then ended is as follows:

  Total assets                                               $3,197,000
  Total liabilities including subordinated liability
      of $1,200,000                                           1,973,000
  Total members' capital                                      1,224,000
  Total revenues                                              1,896,000
  Net income                                                    427,000

NOTE C - SUBORDINATED BORROWINGS AND SECURED DEMAND NOTE RECEIVABLE

The subordinated borrowings are payable to an affiliate and consist of the following:

                                                                                      December 31,
                                                          September 30,      ---------------------------
                                                              1998              1997             1996
                                                           ----------        ----------       ----------
  Secured demand note collateral agreement, 4%,
      due December 31, 1999                                $2,000,000        $2,000,000       $2,000,000
  Subordinated note, 8%, due January 31, 2000                 500,000           500,000          500,000
  Subordinated note, 8%, due October 31, 1999                 500,000           500,000          500,000
                                                           ----------        ----------       ----------
                                                           $3,000,000        $3,000,000       $3,000,000
                                                           ==========        ==========       ==========

The long-term borrowings are automatically renewed for a period of one year if notice of demand for payment is not given thirteen months prior to maturity.

The subordinated borrowings are available in computing net capital under the Securities and Exchange Commission's (the "Commission") Uniform Net Capital Rule. To the extent that such borrowings are required for Siebert's continued compliance with minimum net capital requirements, they may not be repaid.

Interest paid on subordinated borrowings was approximately $120,000 and $120,000 for the nine months ended September 30, 1998 and 1997, respectively, and $160,000, $123,000 and $160,000 for the years ended December 31, 1997, 1996 and
1995, respectively.

SIEBERT FINANCIAL CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 AND YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995 (INFORMATION WITH RESPECT TO SEPTEMBER 30, 1998 AND THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 1998 AND 1997 IS UNAUDITED)

NOTE C - SUBORDINATED BORROWINGS AND SECURED DEMAND NOTE RECEIVABLE  (CONTINUED)


The secured demand note receivable of $2,000,000 at September 30, 1998, December 31, 1997 and December 31, 1996 is collateralized by marketable securities with a market value of approximately $2,429,000, $2,446,000 and $2,363,000, respectively.

NOTE D - FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS, NET

Furniture, equipment and leasehold improvements consist of the following:

                                                                           December 31,
                                                    September 30,    ------------------------
                                                        1998           1997            1996
                                                      --------       --------        --------
   Equipment                                          $781,029       $638,534        $569,471
   Leasehold improvements                              132,114        128,655          70,576
   Furniture and fixtures                               84,468         84,468          61,539
                                                      --------       --------        --------

                                                       997,611        851,657         701,586

   Less accumulated depreciation and amortization      390,730        376,104         251,332
                                                      --------       --------        --------

                                                      $606,881       $475,553        $450,254
                                                      ========       ========        ========

Depreciation and amortization expense for the nine months ended September 30, 1998 and 1997 amounted to approximately $126,000 and $108,000 , respectively. Such expense for the years ended December 31, 1997, 1996 and 1995 amounted to approximately $157,000, $108,000 and $67,000, respectively.

NOTE E - INCOME TAXES

Income tax expense (pro forma for periods prior to November 8, 1996) consists of the following:

                                             Nine Months Ended
                                                September 30,                        Year Ended December 31,
                                        -----------------------------    --------------------------------------------
                                            1998             1997            1997             1996             1995
                                        ------------     ------------    ------------      ----------      ----------
Federal income tax                      $  1,672,000     $    953,000    $  1,360,000      $  624,000      $  359,000
State and local income tax                   634,000          522,000         697,000         329,000         189,000
                                        ------------     ------------    ------------      ----------      ----------
Income tax expense                      $  2,306,000     $  1,475,000    $  2,057,000      $  953,000      $  548,000
                                        ============     ============    ============      ==========      ==========

SIEBERT FINANCIAL CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 AND YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995 (INFORMATION WITH RESPECT TO SEPTEMBER 30, 1998 AND THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 1998 AND 1997 IS UNAUDITED)

NOTE E - INCOME TAXES  (CONTINUED)

A reconciliation between the income tax expense (pro forma for periods prior to November 8, 1996) and income taxes computed by applying the statutory Federal income tax rate to income before taxes is as follows:

                                         Nine Months Ended
                                            September 30,                  Year Ended December 31,
                                     --------------------------   ---------------------------------------
                                         1998          1997          1997          1996           1995
                                     -----------    -----------   -----------   -----------   -----------
Expected income tax
    provision at statutory
    Federal tax rate                 $ 1,887,000    $ 1,140,000   $ 1,590,000   $   736,000   $   423,000
State and local taxes, net of
    Federal tax effect                   529,000        335,000       467,000       217,000       125,000
Effect of refund of prior year's
    local taxes net of Federal and
    state tax effect                    (110,000)            --            --            --            --
                                     -----------    -----------   -----------   -----------   -----------
Income tax expense                   $ 2,306,000    $ 1,475,000   $ 2,057,000   $   953,000   $   548,000
                                     ===========    ===========   ===========   ===========   ===========

There are no significant temporary differences which give rise to deferred tax assets or liabilities at September 30, 1998, December 31, 1997 and December 31, 1996.

NOTE F - SHAREHOLDERS' EQUITY

Siebert is subject to the Commission's Uniform Net Capital Rule (Rule 15c3-1), which requires the maintenance of minimum net capital. Siebert has elected to use the alternative method, permitted by the rule, which requires that Siebert maintain minimum net capital, as defined, equal to the greater of $250,000 or 2 percent of aggregate debit balances arising from customer transactions, as defined. (The net capital rule of the New York Stock Exchange also provides that equity capital may not be withdrawn or cash dividends paid if resulting net capital would be less than 5 percent of aggregate debits.) At September 30, 1998, December 31, 1997 and December 31, 1996, Siebert had net capital of approximately $11,223,000, $9,052,000 and $7,754,000, respectively, as compared with net capital requirements of $250,000. Siebert claims exemption from the reserve requirement under Section 15c3-3(k)(2)(ii).

In an offering completed on March 21, 1997, the Company offered to its shareholders with "odd lots" the opportunity to "round up" their shares to the next nearest 100 shares. 6,852 shares were issued with proceeds to the Company of approximately $16,000. Costs related to the offering approximated $45,000.

SIEBERT FINANCIAL CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 AND YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995 (INFORMATION WITH RESPECT TO SEPTEMBER 30, 1998 AND THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 1998 AND 1997 IS UNAUDITED)


NOTE F - SHAREHOLDERS' EQUITY (CONTINUED)

On December 22, 1997, March 16, 1998 June 23, 1998 and September 25, 1998, the Company declared quarterly dividends of $.0225, $.0225, $.03 and $.03 per share, respectively. The principal shareholder waived her right to receive her portion of the dividends.

On April 7, 1998, the Company split its stock 4 for 1 in order to comply with the rules of The Nasdaq Stock Market, Inc. relating to listings on the SmallCap Market. All share and per share data contained herein have been retroactively adjusted to reflect this stock split.

NOTE G - FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK AND CONCENTRATIONS OF CREDIT RISK

In the normal course of business, Siebert enters into transactions in various financial instruments with off-balance sheet risk. This risk includes both market and credit risk, which may be in excess of the amounts recognized in the statement of financial condition.

Retail customer transactions are cleared through National Financial Services Corp. ("NFSC") on a fully disclosed basis. In the event that customers are unable to fulfill their contractual obligations, NFSC may charge Siebert for any loss incurred in connection with the purchase or sale of securities at prevailing market prices to satisfy customers' obligations. Siebert regularly monitors the activity in its customer accounts for compliance with its margin requirements.

Siebert is exposed to the risk of loss on unsettled customer transactions in the event customers and other counterparties are unable to fulfill contractual obligations. Securities transactions entered into as of September 30, 1998 and December 31, 1997 settled with no adverse effect on Siebert's financial condition.

SIEBERT FINANCIAL CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 AND YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995 (INFORMATION WITH RESPECT TO SEPTEMBER 30, 1998 AND THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 1998 AND 1997 IS UNAUDITED)

NOTE H - COMMITMENTS AND CONTINGENT LIABILITIES

The Company rents office space under long-term operating leases expiring in various periods through 2003. These leases call for base rent plus escalations for taxes and operating expenses.

Future minimum rental payments for base rent plus operating expenses under these operating leases are as follows:

                 Year Ending
                 December 31,                                         Amount
                 ------------                                    --------------
                    1998                                         $      362,000
                    1999                                                356,000
                    2000                                                343,000
                    2001                                                325,000
                    2002                                                307,000
                    Thereafter                                          103,000
                                                                 --------------
                                                                 $    1,796,000
                                                                 ==============

Rent expense, including escalations for operating costs, amounted to approximately $381,000 and $378,000 for each of the nine months ended September 30, 1998 and 1997, respectively, and $424,000, $360,000 and $289,000 for the years ended December 31, 1997, 1996 and 1995, respectively. Payments are being charged to expense over the entire lease term on a straight-line basis.

Siebert is party to certain claims, suits and complaints arising in the ordinary course of business. In the opinion of management, all such claims, suits and complaints are without merit, or involve amounts which would not have a significant effect on the financial position of the Company.

Siebert sponsors a defined contribution retirement plan under Section 401(k) of the Internal Revenue Code that covers substantially all employees. Participant contributions to the plan are voluntary and are subject to certain limitations. Siebert may also make discretionary contributions to the plan. No contributions were made by Siebert in the years ended December 31, 1997, 1996 and 1995 and in the nine month periods ended September 30, 1998 and 1997.

Siebert executed a demand note payable in favor of SBS in the amount of $1,200,000 collaterized by approximately $1,300,000 of cash equivalents which are reported as cash equivalents - restricted. This obligation is not included in the Company's statement of financial condition.

NOTE I - OPTIONS

In 1997, the shareholders of the Company approved the 1997 Stock Option Plan (the "Plan"). The Plan authorizes the grant of options to purchase up to an aggregate of 2,100,000 shares, subject to adjustment in certain circumstances. Both non-qualified options and options intended to qualify as

SIEBERT FINANCIAL CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 AND YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995 (INFORMATION WITH RESPECT TO SEPTEMBER 30, 1998 AND THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 1998 AND 1997 IS UNAUDITED)

NOTE I - OPTIONS  (CONTINUED)

"Incentive Stock Options" under Section 422 of the Internal Revenue Code, as amended, may be granted under the Plan. A Stock Option Committee of the Board of Directors administers the Plan which has the authority to determine when options are granted, the term during which an option may be exercised (provided no option has a term exceeding 10 years), the exercise price and the exercise period. The exercise price shall generally be not less than the fair market value on the date of grant. No option may be granted under the Plan after December 2007.

On March 11, 1997, the Company granted to non-employee directors options to purchase 120,000 shares of the Company's Common Stock at an exercise price of $2.313 per share. The directors' options are exercisable six months from the date of grant and expire five years from the date of grant. On May 16, 1997, pursuant to the Plan, the Company granted options to certain of its employees to purchase 799,000 shares of the Company's Common Stock at an exercise price of $2.313 per share. On November 6, 1997, pursuant to the Plan, the Company granted options to an employee to purchase 40,000 shares of the Company's Common Stock at an exercise price of $2.219 per share. On February 9, 1998, the Company granted options to purchase 76,000 shares of the Company's Common Stock to certain of its employees at an exercise price of $2.688 per share. All such employee options vest 20% per year for five years and expire ten years from the date of grant. As of September 30, 1998, approximately 135,000 employee options were exercisable.

A summary of the Company's stock option transactions for the nine months ended September 30, 1998 and the year ended December 31, 1997 is presented below:


                                                                    1998                            1997
                                                           ----------------------         -----------------------
                                                                         WEIGHTED                        WEIGHTED
                                                                         AVERAGE                         AVERAGE
                                                                         EXERCISE                        EXERCISE
                                                            SHARES        PRICE            SHARES         PRICE
                                                           --------      --------         --------       --------

   Outstanding - beginning of period                        925,200         $2.31               --            --
   Granted                                                   76,000         $2.69          959,000         $2.31
   Forfeited                                                (75,880)        $2.31          (33,800)        $2.31
   Exercised                                                (16,520)        $2.31               --            --
                                                            -------                        -------
   Outstanding - end of period                              908,800         $2.34          925,200         $2.31
                                                            =======                        =======
   Exercisable at end of period                             254,560         $2.34          120,000         $2.31

   Weighted average fair value of options granted                  $1.16                           $1.18

SIEBERT FINANCIAL CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 AND YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995 (INFORMATION WITH RESPECT TO SEPTEMBER 30, 1998 AND THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 1998 AND 1997 IS UNAUDITED)

NOTE I - OPTIONS  (CONTINUED)

The following table summarizes information related to options outstanding at September 30, 1998:


                                          OPTIONS OUTSTANDING                             OPTIONS EXERCISABLE
                         ------------------------------------------------------     -------------------------------
                                           WEIGHTED-AVERAGE        WEIGHTED-                           WEIGHTED-
          RANGE            NUMBER             REMAINING             AVERAGE           NUMBER            AVERAGE
     EXERCISE PRICES     OUTSTANDING       CONTRACTUAL LIFE      EXERCISE PRICE     EXERCISABLE      EXERCISE PRICE
     ---------------     -----------       ----------------      --------------     -----------      --------------
        $2.31               792,800             7.89 Years           $2.31             254,560            $2.31
        $2.22                40,000             9.17 Years           $2.22                  --               --
        $2.69                76,000             9.42 Years           $2.69                  --               --
                          ---------                                                   --------
     $2.22 - $2.69          908,800             8.07 Years           $2.34             254,560            $2.31
                          =========                                                   ========

The following table summarizes information related to options outstanding at December 31, 1997:


                                          OPTIONS OUTSTANDING                             OPTIONS EXERCISABLE
                         ------------------------------------------------------     -------------------------------
                                           WEIGHTED-AVERAGE        WEIGHTED-                           WEIGHTED-
          RANGE            NUMBER             REMAINING             AVERAGE           NUMBER            AVERAGE
     EXERCISE PRICES     OUTSTANDING       CONTRACTUAL LIFE      EXERCISE PRICE     EXERCISABLE      EXERCISE PRICE
     ---------------     -----------       ----------------      --------------     -----------      --------------
          $2.31               885,200        8.68 Years              $2.31               120,000         $2.31
          $2.22                40,000        9.85 Years              $2.22                    --            --
                           ----------                                                 ----------

      $2.22 - $2.31           925,200        8.73 Years              $2.31               120,000         $2.31
                           ==========                                                 ==========

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: dividend yields ranging from 0% to 3.3%, expected volatility ranging from 25% to 39%, risk-free interest rates ranging from 6.20% to 6.43%, and expected lives ranging from 5 to 10 years.

The Company applies APB Opinion 25 and related Interpretations in accounting for its options. Accordingly, no compensation cost has been recognized for its stock option grants. The effect of applying SFAS No. 123 on pro forma net income for the year ended December 31, 1997 and the nine months ended September 30, 1998 is not necessarily representative of the effects on reported net

SIEBERT FINANCIAL CORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 AND YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995 (INFORMATION WITH RESPECT TO SEPTEMBER 30, 1998 AND THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 1998 AND 1997 IS UNAUDITED)

SIEBERT FINANCIAL CORP. AND SUBSIDIARY
Notes to Consolidated Financial Statements
Six Months Ended June 30, 1998 and 1997 and Years Ended December 31, 1997, 1996 and 1995 (information with respect to June 30, 1998 and the six month periods ended June 30, 1998 and 1997 is unaudited)

NOTE I - OPTIONS  (CONTINUED)

income for future years due to, among other things, (1) the vesting period of stock options and (2) the fair value of additional stock options in future years. Had compensation costs for the Company's stock option grants been determined based on the fair value at the grant dates for awards, the Company's net income and earnings per share would have reduced to the pro forma amounts indicated below.

                                                              Nine Months Ended               Year Ended
                                                              September 30, 1998           December 31, 1997
                                                              ------------------           -----------------

    Net Income                               As reported           $3,243,378                  $2,618,101
                                             Pro forma              3,110,153                  $2,397,101

    Net Income Per Share - basic             As reported              $.15                         $.12
                                             Pro forma                 .15                         $.11

    Net Income Per Share - diluted           As reported              $.15                         $.12
                                             Pro forma                $.14                         $.11

NOTE J - RECENT ACCOUNTING PRONOUNCEMENTS

In June 1997, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" and No. 131, "Disclosure about Segments of an Enterprise and Related Information" effective for fiscal years beginning after December 15, 1997. The Company believes that the above pronouncements will not have a significant effect on its financial position or results of operations.

NOTE K - CLEARING AGREEMENT

In June 1998, Siebert signed a new one year agreement with its clearing broker which provides, among other things, for reduced ticket charges and execution fees. Such arrangement provides for retroactive effect of the new charges and execution fees and resulted in a refund of $1,000,000 which Siebert recorded during the nine months ended September 30, 1998.

                                                                         ANNEX A
                                  ADVEST, INC.
                              One Rockefeller Plaza
                            New York, New York 10020
                               -------------------


                                  July 30, 1998


Board of Directors
Siebert Financial Corp.
885 Third Avenue
New York, New York   10022


Members of the Board:

         We understand that Siebert Financial Corp. (the "Company") intends to distribute to holders of record of its common stock outstanding as of July 29, 1998, transferable subscription rights to subscribe for and purchase 1,016,560 shares of common stock for a price of $7.50 per share (the "Proposed Transaction" or the "Rights Offering"). The terms and conditions of the Proposed Transaction are set forth in more detail in the Company's Registration Statement on Form S-1.


         Advest, Inc. ("Advest") has been requested by the Company to advise the Company generally with respect to the Rights Offering, as well as to render a written opinion to the Board that the Rights Offering is fair, from a financial point of view to the Company and its shareholders.

         In arriving at our opinion, we reviewed and analyzed: (1) the Registration Statement and such other publicly available information concerning the Company which we believe to be relevant to our inquiry, (2) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, (3) a trading history of the Company's common stock and a comparison of that trading history with those of other companies which we deemed relevant, (4) a comparison of the historical financial results and present financial condition of the Company with those of other companies which we deemed relevant, and (5) a comparison of the financial terms of the Rights Offering with the financial terms of certain other recent transactions which we deemed relevant.


         In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of management of the Company that they are not aware of any facts that would make such information inaccurate or misleading. Our opinion is necessarily based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

Board of Directors
Page 2

         Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Proposed Transaction is fair to the Company and its shareholders.

         We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee ($25,000 retainer fee paid by the Company upon signing an engagement letter with Advest and $45,000, payable by the Company, upon closing the Proposed Transaction) for the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities which may arise out of the rendering of this opinion. We also have performed various investment banking services for the Company in the past (including a valuation analysis) and have received customary fees for such services.

         This opinion is solely for the use and benefit of the Board of Directors of the Company and shall not be disclosed publicly except it may be included as an exhibit to the Prospectus forming a part of the Registration Statement, or made available to, or relied upon by, any third party without our prior approval. This opinion is not intended to be and does not constitute a recommendation to any shareholder of the Company.


                                                           Very truly yours,


                                                       /s/ ADVEST, INC.
                                                      -------------------------
                                                           ADVEST, INC.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES.

(a) Exhibits:

Exhibit
Number            Description of Exhibit
------            ----------------------


23(a)             Consent of Richard A. Eisner & Company, LLP.



(b)  Financial Statement Schedules:

         Schedules have been omitted because either they are not required or are not applicable or because the required information has been included elsewhere in the financial statements or notes thereto.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company has duly caused this Post-Effective Amendment No. 3 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 6th day of November, 1998.


                                              SIEBERT FINANCIAL CORP.


                                              By: /s/ Muriel F. Siebert
                                                 -------------------------------
                                                      Muriel F. Siebert
                                                      Chair and President


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 3 to Registration Statement on Form S-1 has been signed below by the following persons, in the capacities indicated, on November 6, 1998.



               Name                                  Title
               ----                                  -----


/s/ MURIEL F. SIEBERT                     Chair, President and Director
------------------------------------      (principal executive, financial and
    Muriel F. Siebert                     accounting officer)

/s/ NICHOLAS P. DERMIGNY                  Executive Vice President, Chief
------------------------------------      Operating Officer and Director
    Nicholas P. Dermigny

/s/ Patricia L. Francy*                   Director
------------------------------------
    Patricia L. Francy

/s/ Jane H. Macon*                        Director
------------------------------------
    Jane H. Macon

/s/ Monte E. Wetzler*                     Director
------------------------------------
    Monte E. Wetzler



----------


* Muriel F. Siebert, pursuant to a Power of Attorney executed by each of the directors and officers noted above and filed with the Securities and Exchange Commission, by signing her name hereto, does hereby sign and execute this Post-Effective Amendment No. 3 to Registration Statement on Form S-1 on behalf of each of the persons noted above, in the capacities indicated.


                                        /s/ Muriel F. Siebert
                                        ------------------------------
                                            Muriel F. Siebert

                                  Exhibit Index
Exhibit
Number            Description of Exhibit
------            ----------------------


23(a)             Consent of Richard A. Eisner & Company, LLP.